CENTRAL AND SOUTH WEST CORPORATION
                            RETIREMENT SAVINGS PLAN
                      (As Amended and Restated Effective
                                 July 1, 1997)

                                FIRST AMENDMENT
                                      TO
                      CENTRAL AND SOUTH WEST CORPORATION
                            RETIREMENT SAVINGS PLAN


          Central and South West Corporation, a Delaware corporation, adopts the following amendment to the Central and South West Corporation Retirement Savings Plan (the "Plan").

     1. Section 1.1(30) of the Plan is amended by placing a period at the end of the phrase "Code section 415(d)" therein and deleting the remainder of the sentence.

     2. Sections 7.2 and 7.6 of the Plan are each amended by replacing the term "termination of employment" with the term "separation from service" each time it appears therein.

     3. Section 7.7(1)iii is amended by revising the first parenthetical phrase therein to read as follows:

          (or a Participant who has attained age 55 and separated from service)

     Executed at Dallas, Texas, this 24 day of August, 1999, but effective January 1, 1997.

                                         CENTRAL AND SOUTH WEST CORPORATION


                                         By   /s/ Venita McCellon-Allen
                                              Name: Venita McCellon-Allen
                                              Title:  Senior Vice President,
                                                 Corporate Development

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.1  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . .    1
          (1)   Account   . . . . . . . . . . . . . . . . . . . . . . . .    1
          (2)   Account Balance   . . . . . . . . . . . . . . . . . . . .    1
          (3)   Administrator or Plan Administrator   . . . . . . . . . .    1
          (4)   After-Tax Deposits  . . . . . . . . . . . . . . . . . . .    1
          (5)   Before-Tax Deposits   . . . . . . . . . . . . . . . . . .    1
          (6)   Beneficiary   . . . . . . . . . . . . . . . . . . . . . .    1
          (7)   Benefits Advisory Committee   . . . . . . . . . . . . . .    2
          (8)   Benefits Appeals Committee  . . . . . . . . . . . . . . .    2
          (9)   Board of Directors  . . . . . . . . . . . . . . . . . . .    2
          (10)  Code  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          (11)  Company   . . . . . . . . . . . . . . . . . . . . . . . .    2
          (12)  Company Contribution or Contribution  . . . . . . . . . .    2
          (13)  Company Stock   . . . . . . . . . . . . . . . . . . . . .    2
          (14)  Compensation  . . . . . . . . . . . . . . . . . . . . . .    2
          (15)  Compensation Reduction and Deferral Authorization   . . .    3
          (16)  Controlled Group  . . . . . . . . . . . . . . . . . . . .    3
          (17)  Controlled Group Member   . . . . . . . . . . . . . . . .    3
          (18)  Deferral Percentage   . . . . . . . . . . . . . . . . . .    3
          (19)  Deposits  . . . . . . . . . . . . . . . . . . . . . . . .    3
          (20)  Disabled  . . . . . . . . . . . . . . . . . . . . . . . .    3
          (21)  Employee  . . . . . . . . . . . . . . . . . . . . . . . .    3
          (22)  Employer  . . . . . . . . . . . . . . . . . . . . . . . .    3
          (23)  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . .    4
          (24)  ESOP  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
          (25)  ESOP Account Balance  . . . . . . . . . . . . . . . . . .    4
          (26)  Fiduciary   . . . . . . . . . . . . . . . . . . . . . . .    4
          (27)  Former BREMCO Employee  . . . . . . . . . . . . . . . . .    4
          (28)  Former TEX/CON Employee   . . . . . . . . . . . . . . . .    4
          (29)  Hardship  . . . . . . . . . . . . . . . . . . . . . . . .    4
          (30)  Highly Compensated Employee   . . . . . . . . . . . . . .    4
          (31)  Home Loan   . . . . . . . . . . . . . . . . . . . . . . .    4
          (32)  Hour of Service   . . . . . . . . . . . . . . . . . . . .    4
          (33)  Investment Committee  . . . . . . . . . . . . . . . . . .    6
          (34)  Investment Options  . . . . . . . . . . . . . . . . . . .    6
          (35)  Investment Policy Committee   . . . . . . . . . . . . . .    6
          (36)  Loan  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
          (37)  Loan Valuation Date   . . . . . . . . . . . . . . . . . .    6
          (38)  Named Fiduciaries   . . . . . . . . . . . . . . . . . . .    6
          (39)  Non-Highly Compensated Employee   . . . . . . . . . . . .    6
          (40)  Outstanding Loan Balance  . . . . . . . . . . . . . . . .    7
          (41)  Participant   . . . . . . . . . . . . . . . . . . . . . .    7

          (42)  Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
          (43)  Plan Year   . . . . . . . . . . . . . . . . . . . . . . .    7
          (44)  Qualified Plan  . . . . . . . . . . . . . . . . . . . . .    7
          (45)  Rollover Contribution   . . . . . . . . . . . . . . . . .    7
          (46)  Rules   . . . . . . . . . . . . . . . . . . . . . . . . .    7
          (47)  Spouse  . . . . . . . . . . . . . . . . . . . . . . . . .    7
          (48)  Transfer Contribution   . . . . . . . . . . . . . . . . .    7
          (49)  Trust Agreement   . . . . . . . . . . . . . . . . . . . .    8
          (50)  Trust Fund  . . . . . . . . . . . . . . . . . . . . . . .    8
          (51)  Trustee   . . . . . . . . . . . . . . . . . . . . . . . .    8
          (52)  Valuation Date  . . . . . . . . . . . . . . . . . . . . .    8
          (53)  Vested Interest   . . . . . . . . . . . . . . . . . . . .    8
          (54)  Year of Service   . . . . . . . . . . . . . . . . . . . .    8
     1.2  Construction  . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 2 - PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .    9
     2.1  Eligibility to Participate  . . . . . . . . . . . . . . . . . .    9
     2.2  Commencement of Participation   . . . . . . . . . . . . . . . .   10
     2.3  Duration of Participation and Eligibility for Contributions   .   10
     2.4  Reemployment Provisions   . . . . . . . . . . . . . . . . . . .   10
     2.5  Veterans' Reemployment Rights   . . . . . . . . . . . . . . . .   10

ARTICLE 3 - PARTICIPANT DEPOSITS  . . . . . . . . . . . . . . . . . . . .   11
     3.1  Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     3.2  After-Tax Deposits  . . . . . . . . . . . . . . . . . . . . . .   11
     3.3  Before-Tax Deposits   . . . . . . . . . . . . . . . . . . . . .   11
     3.4  Changes in Participant Deposits   . . . . . . . . . . . . . . .   12
     3.5  Suspension of Deposits  . . . . . . . . . . . . . . . . . . . .   12
     3.6  Payments to Trustee   . . . . . . . . . . . . . . . . . . . . .   13
     3.7  Limitation on Deposit   . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 4 - COMPANY CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . .   13
     4.1  Amount of Company Contributions   . . . . . . . . . . . . . . .   13
     4.2  Transfer of Company Contributions to Trustee  . . . . . . . . .   14
     4.3  Reduction of Company Contributions  . . . . . . . . . . . . . .   14
     4.4  Return of Contributions to Employers  . . . . . . . . . . . . .   14
     4.5  Provision Pursuant to Code Section 415(c)   . . . . . . . . . .   15
     4.6  Provision Pursuant to Code Section 415(e)   . . . . . . . . . .   15
     4.7  Other Code Section 415 Provisions   . . . . . . . . . . . . . .   18

ARTICLE 5 - INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . .   18
     5.1  Investment Options  . . . . . . . . . . . . . . . . . . . . . .   18
     5.2  Account   . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     5.3  Investment of Accounts  . . . . . . . . . . . . . . . . . . . .   19
     5.4  Change of Investment Option   . . . . . . . . . . . . . . . . .   19
     5.5  Investment Direction Procedures   . . . . . . . . . . . . . . .   19
     5.6  Valuation of Investment Options   . . . . . . . . . . . . . . .   19

     5.7  Purchase or Sale of Company Stock   . . . . . . . . . . . . . .   21
     5.8  Registration of Company Stock   . . . . . . . . . . . . . . . .   21

ARTICLE 6 - VESTING OF DEPOSITS AND CONTRIBUTIONS . . . . . . . . . . . .   21
     6.1  Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     6.2  Contributions   . . . . . . . . . . . . . . . . . . . . . . . .   21
     6.3  Rollover and Transfer Contributions   . . . . . . . . . . . . .   22

ARTICLE 7 - DISTRIBUTIONS AND WITHDRAWALS . . . . . . . . . . . . . . . .   22
     7.1  Distributions Only as Provided  . . . . . . . . . . . . . . . .   22
     7.2  Distributions on Termination of Employment  . . . . . . . . . .   22
     7.3  Distributions on Death or Disability  . . . . . . . . . . . . .   25
     7.4  Valuation Upon Distribution   . . . . . . . . . . . . . . . . .   25
     7.5  Rules Relating to Annuities   . . . . . . . . . . . . . . . . .   25
     7.6  Timing of Distribution  . . . . . . . . . . . . . . . . . . . .   26
     7.7  Withdrawal of Accounts  . . . . . . . . . . . . . . . . . . . .   28
     7.8  Direct Rollovers  . . . . . . . . . . . . . . . . . . . . . . .   30

ARTICLE 8 - ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT  . . . . . . .   31
     8.1  Responsibility for Administration   . . . . . . . . . . . . . .   31
     8.2  Audit   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     8.3  Statement of Accounts   . . . . . . . . . . . . . . . . . . . .   31
     8.4  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     8.5  The Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . .   31
     8.6  No Guarantee Against Loss   . . . . . . . . . . . . . . . . . .   32
     8.7  Payment of Benefits   . . . . . . . . . . . . . . . . . . . . .   32
     8.8  Requirement of Written Action   . . . . . . . . . . . . . . . .   32
     8.9  Correction of Participants' Accounts  . . . . . . . . . . . . .   32

ARTICLE 9 - CLAIMS PROCEDURES . . . . . . . . . . . . . . . . . . . . . .   33
     9.1  Method of Filing Claim  . . . . . . . . . . . . . . . . . . . .   33
     9.2  Review Procedure  . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE 10 - FIDUCIARY RESPONSIBILITY . . . . . . . . . . . . . . . . . .   34
     10.1  Immunities   . . . . . . . . . . . . . . . . . . . . . . . . .   34
     10.2  Allocation and Delegation of Fiduciary Responsibilities  . . .   34

ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   35
     11.1  Spendthrift Provisions   . . . . . . . . . . . . . . . . . . .   35
     11.2  Facility of Payment  . . . . . . . . . . . . . . . . . . . . .   35
     11.3  No Enlargement of Employment Rights  . . . . . . . . . . . . .   36
     11.4  Merger or Transfer of Assets   . . . . . . . . . . . . . . . .   36
     11.5  Severability Provision   . . . . . . . . . . . . . . . . . . .   36

ARTICLE 12 - EMPLOYERS  . . . . . . . . . . . . . . . . . . . . . . . . .   36
     12.1  Adoption by Other Corporations   . . . . . . . . . . . . . . .   36
     12.2  Contribution of Employers  . . . . . . . . . . . . . . . . . .   36

     12.3  Withdrawal of Employer   . . . . . . . . . . . . . . . . . . .   37

ARTICLE 13 - AMENDMENT OR TERMINATION . . . . . . . . . . . . . . . . . .   37
     13.1  Right to Amend or Terminate  . . . . . . . . . . . . . . . . .   37
     13.2  Procedure for Termination or Amendment   . . . . . . . . . . .   38
     13.3  Distribution Upon Termination  . . . . . . . . . . . . . . . .   38
     13.4  Adverse Modification   . . . . . . . . . . . . . . . . . . . .   38
     13.5  Subsidiary Cessation   . . . . . . . . . . . . . . . . . . . .   39
     13.6  Provision Pursuant to Code Section 411(d)(3)   . . . . . . . .   39

ARTICLE 14 - TOP-HEAVY PLAN REQUIREMENTS  . . . . . . . . . . . . . . . .   39
     14.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .   39
     14.2  Top-Heavy Determination  . . . . . . . . . . . . . . . . . . .   40
     14.3  Top-Heavy Requirements   . . . . . . . . . . . . . . . . . . .   40
     14.4  Super Top-Heavy Requirements   . . . . . . . . . . . . . . . .   41
     14.5  Benefit Accrual Requirements   . . . . . . . . . . . . . . . .   42

ARTICLE 15 - LIMITATIONS ON BEFORE-TAX DEPOSITS AND CONTRIBUTIONS . . . .   43
     15.1  Average Deferral Percentage  . . . . . . . . . . . . . . . . .   43
     15.2  Average Contribution Percentage  . . . . . . . . . . . . . . .   43
     15.3  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .   43
     15.4  Special Rules  . . . . . . . . . . . . . . . . . . . . . . . .   45
     15.5  Multiple Use of Alternative Limitation   . . . . . . . . . . .   45

ARTICLE 16 - DISTRIBUTION OF EXCESS CONTRIBUTIONS
             AND EXCESS AGGREGATE CONTRIBUTIONS   . . . . . . . . . . . .   45
     16.1  Reduction of Excess Contributions  . . . . . . . . . . . . . .   45
     16.2  Reduction of Excess Aggregate Contributions  . . . . . . . . .   46
     16.3  Determination of Income or Loss  . . . . . . . . . . . . . . .   47
     16.4  Timing of Distributions  . . . . . . . . . . . . . . . . . . .   47

ARTICLE 17 - LOANS TO PARTICIPANTS  . . . . . . . . . . . . . . . . . . .   47
     17.1  Eligibility for Borrowing  . . . . . . . . . . . . . . . . . .   47
     17.2  Amount of Loans  . . . . . . . . . . . . . . . . . . . . . . .   47
     17.3  Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . .   48
     17.4  Term of Loan   . . . . . . . . . . . . . . . . . . . . . . . .   48
     17.5  Disbursement and Security  . . . . . . . . . . . . . . . . . .   49
     17.6  Repayment of Loans   . . . . . . . . . . . . . . . . . . . . .   49
     17.7  Defaults and Remedies  . . . . . . . . . . . . . . . . . . . .   50
     17.8  Loan Rules   . . . . . . . . . . . . . . . . . . . . . . . . .   51

                     CENTRAL AND SOUTH WEST CORPORATION
                           RETIREMENT SAVINGS PLAN



     Central and South West Corporation, a Delaware corporation, hereby amends and restates the thrift plan known as the Central and South West Corporation Thrift Plus, generally effective as of July 1, 1997, and redesignates the thrift plan as the Central and South West Corporation Retirement Savings Plan (the "Plan").

     Except as otherwise provided in the Plan, the provisions of the Plan as amended and restated herein will apply to each Participant who completes an Hour of Service with an Employer after June 30, 1997. However, a Participant's benefit which is protected from being decreased or eliminated in any respect under Code section 411(d) (6), and the Participant's vested interest in such benefit, will not be less under the terms of the Plan set forth below than under the terms of the Plan in effect on June 30, 1997.

     The Plan is a defined benefit contribution plan with a cash or deferred feature intended to qualify under Code sections 401(a) and 401(k), and the trust previously established pursuant to the Plan is an employees' trust intended to constitute a tax-exempt organization under Code section 501(a). The Plan is also intended to satisfy the requirements of ERISA section 404(c). Words and phrases with initial capital letters used generally throughout the Plan are defined in Article 1.

                            ARTICLE 1 - DEFINITIONS

          1.1 Definitions: The following terms when used herein with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:

          (1)  Account:  The account provided for in Section 5.2.

          (2) Account Balance: The value of a Participant's Account as determined under the applicable provisions of Article 5 as of the Valuation Date coinciding with or next succeeding the event or circumstance requiring the valuation unless some other date shall be specifically provided.

          (3) Administrator or Plan Administrator: The Administrator of the Plan, as defined in ERISA section 3 (16) (A) and Code section 414(g), shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.

          (4) After-Tax Deposits: Deposits to the Plan made by a Participant (other than Before-Tax Deposits) through payroll deductions as provided for in Section 3.2.

          (5) Before-Tax Deposits: Deposits to the Plan made pursuant to a Participant's Compensation Reduction and Deferral Authorization as provided for in Section 3.3

          (6) Beneficiary: A Participant's Spouse or, such person or persons other than, or in addition to, this Spouse as may be designated by a Participant as his death beneficiary under the Plan. Such a designation may be made, revoked or changed only in accordance with rules and procedures adopted from time to time by the Benefits Advisory Committee and by an instrument which is signed by the Participant, which includes his Spouse's written consent (in the manner described below) to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant's sole Beneficiary). A Spouse's consent required by this subsection shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Participant as his Beneficiary have ceased to exist or a Participant has died without designating a Beneficiary, the Participant's Beneficiary shall be his Spouse, if he has one or if he has no Spouse, his then living children (who will share equally in any benefit payable under the Plan), and if he has no surviving children, his surviving parent or parents, and if he has no surviving parents, his estate. For purposes of this

Section, a Participant's children include his natural children, stepchildren, foster children and legally adopted children.

          (7) Benefits Advisory Committee: The committee having certain powers and authority with respect to the management and control of the Plan as constituted in accordance with the Rules.

          (8) Benefits Appeals Committee: The committee having certain powers and authority with respect to the review of claims under the Plan as constituted in accordance with the Rules.

          (9)  Board of Directors:  The Board of Directors of the Company.

          (10) Code: The Internal Revenue Code of 1986, as it has been and may be amended from time to time, and any successor United States taxing or revenue law.

          (11) Company: Central and South West Corporation, a Delaware corporation.

          (12) Company Contribution or Contribution: A contribution to the Trust Fund made by the Employers.

          (13)  Company Stock:  Common stock of the Company.

          (14) Compensation: The remuneration paid to an Employee by an Employer as base pay (as hereinafter defined), overtime, shift differential pay and bonuses, excluding, however, any such remuneration paid to the Employee before he becomes a Participant. For purposes of this Section, "base pay" means the Employee's regular compensation and commission income, exclusive of bonuses, overtime, expense allowances and other extraordinary remuneration. Compensation is calculated before taking into account the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125.

          Notwithstanding any other provision of the Plan, for purposes of Code section 415, the term "Compensation" means (a) for Plan Years ending before January 1, 1998, an Employee's total compensation for a Plan Year paid by the Employers as reported on Form W-2 to be filed with the Internal Revenue Service and (b) for Plan Years beginning after December 31, 1997, such total compensation plus the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section
125.

          An Employee's annual Compensation for all purposes of the Plan shall be limited to $150, 000, as adjusted in regulations prescribed by the Secretary of the Treasury. This limitation will be satisfied with respect to a Participant's Deposits for a Plan Year if the amount of such Deposits does not exceed 15% of the Participant's Compensation for the Plan Year not in excess of $150,000, adjusted in regulations prescribed by the Secretary of the Treasury, notwithstanding the fact that the Deposits elected by the Participant are administered as a percentage of his Compensation before applying the foregoing dollar limitation or are contributed to the Plan after the Participant's Compensation for the Plan Year exceeds such dollar limitation.

          (15) Compensation Reduction and Deferral Authorization: A Participant's authorization to an Employer to have the Employer contribute a designated percentage of the Participant's Compensation to the Plan as a Before-Tax Deposit in accordance with Section 3.3.

          (16) Controlled Group: The Company and any and all other corporations, trades, and/or businesses the employees of which together with Employees of the Company are required by Code sections 414(b), (c), or (m) to be treated as if they were employed by a single employer.

          (17) Controlled Group Member: Each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was a member of the Controlled Group.

          (18) Deferral Percentage: A specified percentage by which a Participant authorizes the reduction of his Compensation (subject to limitation under applicable provisions of the Plan).

          (19) Deposits: After-Tax Deposits pursuant to Section 3.2 and/or Before-Tax Deposits pursuant to Section 3.3.

          (20) Disabled: An Employee shall be Disabled for purposes of the Plan if he has incurred a disability within the meaning of any long term disability plan maintained by a Controlled Group Member in which the Employee is eligible to participate and the Employee is eligible to receive such disability plan benefits or would be eligible to receive such disability plan benefits if he had been a participant in such disability plan.

          (21) Employee: A person who is employed on either a full-time or part-time basis on the active payroll by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee.

          (22) Employer: The Company and any other member of the Controlled Group which adopts the Plan pursuant to Article 12 hereof. However, in the case of any entity which adopts the Plan and which ceases to exist or withdraws or is eliminated from the Plan, it shall not thereafter be an Employer.

          (23) ERISA: The Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time.

          (24) ESOP: The Central and South West Corporation Employees' Stock Ownership Plan previously terminated with the approval of the Board of Directors.

          (25) ESOP Account Balance: The portion of a Participant's benefit under the ESOP that the Participant elected to have transferred to the Plan.

          (26) Fiduciary: Any person, including the Named Fiduciaries, who is a "fiduciary" as defined by Section 3(21) of ERISA.

          (27) Former BREMCO Employee: A person who was formerly employed by Bossier Rural Electric Membership Cooperative Inc. and who became an Employee on July 1, 1993, as a result of the acquisition of such Cooperative by Southwestern Electric Power Company.

          (28) Former TEX/CON Employee: A person who was formerly employed by TEX/CON Oil and Gas Company and who became an Employee in connection with the purchase of all of the shares of the common stock of Lear Petroleum Corporation by Transok, Inc.

          (29) Hardship: The conditions in respect of a Participant described in Section 7.7(2).

          (30) Highly Compensated Employee: For Plan Years beginning after December 31, 1996, an Employee who was a 5-percent owner at any time during the Plan Year or the preceding Plan Year or who for the preceding Plan Year had Compensation (as defined in Section 15.3(6)) in excess of $80,000 (as adjusted pursuant to Code section 415(d)) and, if the Company elects, was in the top-paid group for the preceding Plan Year.

          (31) Home Loan: A Loan used for the initial purchase of any dwelling unit which, within a reasonable period of time, is to be used (determined at the time the Loan is made) as the principal residence of the Participant.

          (32) Hour of Service: "Hour of Service" shall mean, with respect to an Employee:

          (a) Each hour for which the Employee is paid, or entitled to payment for the performance of duties for a Controlled Group Member;

          (b) Each hour for which an Employee is paid, or entitled to payment, by a Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, up to a maximum of 501 hours for any continuous period;

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Controlled Group Member;

          (d) Hours of Service under paragraphs (b) and (c) above shall be determined and credited in accordance with Subparagraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2 or any successor regulation thereto; and

          (e) If an Employee is absent from work for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee, or for purposes of caring for a child for a period beginning immediately following the birth or placement of that child, the Employee will be credited with Hours of Service (solely for the purpose of determining whether he has a one-year break in service under the Plan) equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or (ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence, provided, however, that the total number of Hours of Service credited to an Employee under this subsection (e) by reason of any pregnancy, birth or placement will not exceed 501 Hours of Service. Hours of Service will not be credited to an Employee under this subsection (d) unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the Employee's absence from work is for a reason specified in this subsection (e) and the number of days for which there was such an absence.

          (f) With respect to any period of time ending prior to September 27, 1991, the Hours of Service with respect to an Employee who is a Former TEX/CON Employee shall be determined, solely for the purpose of determining his Years of Service for purposes of Section 2.1 and Section 6.2(l), as if the term "Controlled Group" was defined to include TEX/CON Oil and Gas Company, BP Exploration Inc., Lear Petroleum Corporation, any entity in which Lear Petroleum Corporation beneficially owns, directly or indirectly, more than 50% of either the equity interests or the voting control, and any Affiliate of any of the foregoing. Solely for purposes of the immediately preceding sentence, the term "Affiliate" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the entity specified.

          (g) With respect to any period of time ending prior to July 1, 1993, the Hours of Service with respect to an Employee who is a Former BREMCO Employee shall be determined, solely for the purpose of determining his Years of Service for purposes of Sections 2.1 and 6.2(l), as if the term "Controlled Group" included Bossier Rural Electric Membership Cooperative Inc. and any Affiliate of such Cooperative. Solely for purposes of the immediately preceding sentence, the term "Affiliate" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Bossier Rural Electric Membership Cooperative Inc.

          (33) Investment Committee: The committee having certain functions and duties and powers and authority with respect to the assets of the Plan as constituted in accordance with the Rules.

          (34) Investment Options: The options provided for the investment of Deposits, Company Contributions, Rollover Contributions and Transfer Contributions, as determined under Section 5.1.

          (35) Investment Policy Committee: The committee having certain functions and duties and powers and authority with respect to the assets of the Plan as constituted in accordance with the Rules.

          (36)  Loan:  A loan to a Participant from the Plan pursuant to
Article 17.

          (37) Loan Valuation Date: The Valuation Date as of which the amount of a Loan shall be established and as of which the Loan amounts shall be withdrawn from a Participant's Account and credited to the Outstanding Loan Balance.

          (38) Named Fiduciaries: The Named Fiduciaries under the Plan shall be the Company and the members of each of the Investment Policy Committee, the Investment Committee, the Benefits Advisory Committee and the Benefits Appeals Committee in their capacity as such, each of which shall have such powers, duties and authority as shall be specified in the Plan, the Rules or the Trust Agreement and may delegate all or any part of such powers, duties and authority as provided therein. Any other person may be designated as a Named Fiduciary by the Board of Directors (and any such designation may be terminated) as provided in the Rules.

          (39) Non-Highly Compensated Employee: An Employee of the Employer who is not a Highly Compensated Employee.

          (40) Outstanding Loan Balance: The account maintained in accordance with Section 17.5(4) to record the balance of Loans to a Participant outstanding from time to time.

          (41) Participant: An employee or former employee who has become a participant in the Plan in accordance with the provisions of Article 2 and with respect to whom an Account is maintained, including, without limitation, an Employee or former Employee who was a participant in the ESOP and who elected, in accordance with procedures established under the ESOP, to transfer all or any portion of his benefit under the ESOP to the Plan and who has satisfied the eligibility requirements of Sections 2.1 and 2.2 and, if Before-Tax Deposits are to be made, the requirements of Section 2.3.

          (42) Plan: The Central and South West Corporation Retirement Savings Plan (previously known as Central and South West Corporation Thrift
Plus), the terms and provisions of which are herein set forth, as the same may be amended, supplemented or restated from time to time.

          (43) Plan Year: The calendar year. The Plan Year is the fiscal year on which the primary records of the Plan and the Trust Fund are to be maintained.

          (44) Qualified Plan: An employee benefit plan that is qualified under Code section 401(a).

          (45) Rollover Contribution: The transfer to the Plan by a Participant of (i) all or part of the cash distributed to the Participant in a distribution from a Qualified Plan that satisfies the requirements of an Eligible Rollover Distribution set forth in Section 7.8(2) or (ii) the entire amount distributed to the Participant from an individual retirement account or annuity that is attributable solely to a rollover distribution from a Qualified Plan; provided the transfer to the Plan is made within sixty days after such distribution is received by the Participant. The Participant shall make application for the Rollover Contribution in accordance with rules and procedures prescribed by the Plan Administrator.

          (46) Rules: The Rules of Operation and Administration of the Central and South West Corporation Employee Benefits Program, as amended and in effect from time to time.

          (47) Spouse: The person to whom a Participant is legally married at a specific time.

          (48) Transfer Contribution: The direct transfer of assets to the Plan on behalf of a Participant from another Qualified Plan, provided the transfer will result in the deferral of taxation to the Participant on the amount transferred to the Plan.

          (49) Trust Agreement: Any agreement between the Company and a Trustee providing for the administration of the assets of the Plan.

          (50) Trust Fund: The assets held by the Trustee under the provisions of the Plan and the Trust Agreement.

          (51) Trustee: Any bank that is a custodian or trustee and that is appointed by the Board of Directors to hold and administer some or all of the assets of the Plan pursuant to Article 8.

          (52) Valuation Date: The date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The assets of the Trust Fund will be valued as of the close of business on each day on which the New York Stock Exchange is open for trading.

          (53) Vested Interest: The entire amount of a Participant's Account Balance which has not previously been withdrawn by him or distributed to or for him and (a) which is derived from his Deposits, (b) which is (i) derived from Company Contributions and (ii) is nonforfeitable pursuant to
Section 6.2 or other applicable provisions of the Plan, and/or (c) which is derived from his Rollover Contributions and Transfer Contributions, including his ESOP Account Balance.

          (54) Year of Service: Any twelve-month period, beginning on the date a Participant is first credited with an Hour of Service, and on each anniversary thereof, in which a Participant is credited with at least 1,000 Hours of Service.

          1.2 Construction: (1) Unless the context otherwise indicates, the masculine wherever used herein shall include the feminine and neuter, the singular shall include the plural and words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to the Plan as a whole and not to any particular part thereof.

          (2) Where headings have been supplied to portions of the Plan they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of its provisions.

          (3) Wherever the word "person" appears in the Plan, it shall refer to both natural and legal persons.

          (4) Except to the extent federal law controls, the Plan shall be governed, construed and administered according to the laws of the State of Texas, including without limitation the Texas statute of limitations, but without regard to the principles of conflicts of law of such State. All persons accepting or claiming benefits under the Plan shall be bound by and deemed to consent to its provisions.


                           ARTICLE 2 - PARTICIPATION

          2.1 Eligibility to Participate: Except as otherwise provided in this Section, each full-time Employee who was not eligible to participate in the Plan on June 30, 1997, will become eligible to participate in the Plan as of the payroll period that includes that later of his date of hire by an Employer or July 1, 1997. Each part-time or temporary Employee who was not eligible to participate in the Plan on June 30, 1997, will become eligible to participate in the Plan as of the first payroll period immediately following the date on which the Employee has completed one Year of Service, provided he is then employed by an Employer.

          Notwithstanding the foregoing, an Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if (i) he is covered by a collective bargaining agreement that expressly does not permit participation in the Plan, provided that the representative of the Employees with whom the collective bargaining agreement is executed has had an opportunity to bargain concerning retirement benefits for those Employees; (ii) he is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from an Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); (iii) he is a leased employee required to be treated as an Employee under Code section 414(n) or otherwise performs services under an arrangement with an employment agency, leasing organization or any other person or entity that provides personnel to one or more Controlled Group Members; (iv) he is classified by an Employer as an independent contractor for federal income tax and withholding purposes whose compensation for services is reported on a form other than Form W-2 or any successor form for reporting wages paid to and taxes withheld from employees;
(v) he is on temporary assignment in the United States but more than 50% of his Compensation is paid by a Controlled Group Member organized under the laws of a jurisdiction outside the United States that is not an Employer; or
(vi) he is employed by a Controlled Group Member or an organizational unit thereof that has not been designated as an Employer by the Board. An individual described in clause (iii) or clause (iv) of the preceding sentence who is subsequently determined to be a common law employee of an Employer will not be eligible to participate in the Plan during any period prior to the date on which such determination is actually and finally made. The exclusion provided in clause (vi) of the preceding sentence will not apply to an Employee of an Employer on temporary assignment outside of the United States even though a portion of his Compensation is being paid by a Controlled Group Member that is not an Employer.

          2.2 Commencement of Participation: In order for an eligible Employee to become a Participant, he must elect to participate in the Plan in accordance with rules and procedures established from time to time by the Benefits Advisory Committee. Such election will include without limitation the Employee's authorization to his Employer pursuant to a Compensation Reduction and Deferral Authorization to deduct Deposits from his Compensation. A Participant's election to participate shall remain in effect unless and until such election is modified, terminated or otherwise becomes ineffective pursuant to the terms of the Plan.

          2.3  Duration of Participation and Eligibility for Contributions:
A Participant shall remain a Participant so long as a portion of the Trust Fund is credited to his Account; provided, however, that if a Participant ceases to be an eligible Employee, no further Deposits, Contributions, Rollover Contributions or Transfer Contributions may be made by or for him until he again becomes an eligible Employee and has again elected to participate in the Plan pursuant to Section 2.2.

          2.4 Reemployment Provisions: All Hours of Service are counted in determining eligibility to participate. If an Employee or Participant terminates employment and is reemployed at any time by a Controlled Group Member, he will be eligible to participate in the Plan as of the payroll period that includes the later of the date determined under Section 2.1 or the date he is credited with one or more Hours of Service by an Employer after reemployment.

          2.5 Veterans' Reemployment Rights: (1) An Employee who returns to employment with a Controlled Group Member following a period of Qualified Military Service (as hereinafter defined) will not be treated as having incurred any break in service years because of his period of Qualified Military Service. In addition, each period of Qualified Military Service will, upon reemployment with a Controlled Group Member, be deemed to be employment with such Controlled Group Member for purposes of the Plan.

          (2) An Employee described in subsection (1) above will be treated for Plan purposes as having received compensation from the Controlled Group Member during each period of Qualified Military Service equal to (a) the compensation the Employee would have received during such period of Qualified Military Service if he were not in Qualified Military Service, based on the rate of pay the Employee would have received from the Controlled Group Member but for his absence during the period of Qualified Military Service or (b) if the compensation the Employee would have received during his period of Qualified Military Service is not reasonably certain, the Employee's average compensation from the employer during the 12-month period immediately preceding the Qualified Military Service, or if shorter, during the period of employment immediately preceding the Qualified Military Service.

          (3) For purposes of the Plan, the term "Qualified Military Service" means service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights Act ("USERRA"), provided the Employee is entitled under USERRA to reemployment rights with a Controlled Group Member and the Employee returns to employment with the Controlled Group Member within the period in which such reemployment rights are guaranteed.

          (4) Pursuant to procedures adopted from time to time by the Benefits Advisory Committee, an Employee described in subsection (1) above may elect additional Deposits and will receive an allocation of additional Company Contributions for the period of his Qualified Military Service. Such additional Deposits and Company Contributions may be made during the period beginning on the date of the Employee's reemployment and ending on the date that is five years later or, if less, during the period that is three times the Employee's period of Qualified Military Service, which period will begin on the Employee's date of reemployment. An Employee's Deposits and allocation of Company Contributions made pursuant to this Section will be subject to the limitations of the Plan and the Code applicable to the years of the Employee's period of Qualified Military Service, except that the Average Deferral Percentage and Average Contribution Percentage limitations described in Section 15.1 will not be recalculated for such years and will be determined for the Plan Years in which the make-up Deposits and Company Contributions are made without regard to such make-up Deposits and Company Contributions.


                       ARTICLE 3 - PARTICIPANT DEPOSITS

          3.1 Deposits: A Participant may elect to make Deposits to the Plan pursuant to Section 3.2 and/or Section 3.3; provided, however, that the aggregate Deposits to the Plan for any payroll period shall not exceed 15% of the Participant's Compensation paid to the Participant for such period.

          3.2 After-Tax Deposits: A Participant may elect to make, through payroll deductions, After-Tax Deposits to the Plan from his Compensation in an amount equal to any whole percentage up to 15% of his Compensation, subject, however, to the aggregate limitation set forth in Section 3.1.

          3.3 Before-Tax Deposits: (1) A Participant may elect to make Deposits to the Plan by causing the Employer to contribute on his behalf, pursuant to a Compensation Reduction and Deferral Authorization provided for in Section 2.2, any whole percentage amount, up to 15% of his Compensation, subject, however, to the aggregate limitation set forth in Section 3.1. In no event shall a Participant's Before-Tax Deposits in any Plan Year exceed $9,500, as adjusted for Plan Years beginning after December 31, 1996, in regulations prescribed by the Secretary of the Treasury.

          (2) If, for any calendar year, a Participant has made tax-deferred contributions to another 401(k) plan or plans (other than the Plan) whether or not maintained by a Controlled Group Member and such contributions

          (a) equal or exceed the limitation set forth in subsection (1) of this Section, the Participant may not make any Before-Tax Deposits for such year, or

          (b) together with the Participant's aggregate Before-Tax Deposits, exceed the limitation set forth in subsection (1) of this Section, the Benefits Advisory Committee, at the Participant's direction, shall cause the excess Before-Tax Deposits (and the earnings attributable thereto) to be returned to the Participant no later than April 15 of the calendar year next following the calendar year to which the excess relates.

          3.4 Changes in Participant Deposits: (1) Any payroll deduction percentage designated or Deferral Percentage agreed to by a Participant shall continue in effect, notwithstanding any change in his Compensation, until a modification of the deduction percentage or Deferral Percentage, as the case may be, is requested by him. A Participant may modify any such deduction percentage or Deferral Percentage by designating the new deduction percentage or Deferral Percentage in the manner specified by the Benefits Advisory Committee and the modification shall be effective as of the first payroll period following receipt of such designation, or as soon thereafter as administratively feasible. If a Participant's Compensation changes, a deduction percentage or Deferral Percentage will be applied to his new Compensation.

          (2) Notwithstanding the foregoing provisions of this Section, in the event that the Deferral Percentage in effect with respect to a Participant would cause the aggregate Before-Tax Deposits for such Participant to exceed $9,500 for the Plan Year ending on December 31, 1997 (for example, because of an increase in Compensation since the time of the original election), or such other dollar limit as may be in effect with respect to any other Plan Year in accordance with applicable Code provisions, the excess payroll deduction will be made to the Plan as an After-Tax Deposit. A Participant who does not wish to continue to make Deposits in accordance with this subsection may modify his Deferral Percentage or deduction percentage in accordance with Section 3.4(1).

          3.5 Suspension of Deposits: Upon prior notice to the Plan in the form or manner designated by the Benefits Advisory Committee, a Participant may terminate any payroll deduction percentage or Compensation Reduction and Deferral Authorization designated or entered into by him and thereby suspend all of his After-Tax Deposits or all of his Before-Tax Deposits, as the case may be, effective as of the first day of the following payroll period, or as soon thereafter as administratively feasible. All Deposits with respect to a

Participant shall be suspended automatically for the period of any approved leave of absence without pay, including military and other governmental service and during such period or a period for which the Participant has suspended Deposits pursuant to this Section, all Company Contributions shall be suspended automatically. A Participant who suspends his Deposits may resume making Deposits to the Plan at any time by providing notice to the Plan in the form or manner designated by the Benefits Advisory Committee, effective as of the first day of the following payroll period or as soon thereafter as administratively feasible.

          3.6 Payments to Trustee: The Deposits of each Participant shall be transferred by the Employers to the Trustee as soon as administratively feasible, but in no event later than the 15th business day of the month following the month in which such Deposits are deducted from the Participant's Compensation, and the Trustee shall cause such Deposits to be held in trust, subject to the provisions of the Plan.

          3.7 Limitation on Deposit: Notwithstanding any other provision of the Plan, the Plan Administrator may take such action as it deems appropriate to limit (1) the amount of Before-Tax Deposits to the extent necessary to comply with the actual deferral percentage test applicable thereto under Code section 401(k)(3) or (2) the amount of all or any of the After-Tax Deposits or Company Contributions to the extent necessary to comply with the actual deferral percentage test applicable thereto under Code section 401(m). In the event the Deposits made on behalf of Highly Compensated Employees for any Plan Year exceed the amounts required to satisfy such tests, the Plan Administrator shall cause such excess amounts (and the earnings attributable thereto) to be returned to such Highly Compensated Employees within 2 1/2 months (or such later time as determined by the Plan Administrator which shall not exceed twelve months) following the end of such Plan Year.


                       ARTICLE 4 - COMPANY CONTRIBUTIONS

          4.1 Amount of Company Contributions: With respect to Deposits made on or after July 1, 1997, and subject to the limitations under Section
4.5 and Article 15, the Employers shall contribute to the Trust Fund on behalf of each Participant an amount equal to 75% of the Participant's Deposits for each payroll period, but only to the extent that the Participant's Deposits do not exceed 6% of the Participant's Compensation for the payroll period. The Employers may make such other matching contributions to the Trust Fund as determined in their sole discretion consistent with any applicable law, and such contributions shall be allocated as a single, uniform percentage of all Participants' Deposits as provided in the resolutions authorizing such additional contributions. In addition, the Employers shall make an additional matching contribution for a Participant at the end of each Plan Year beginning after December 31, 1992, and before

January 1, 1998, if necessary to cause the total matching Company
Contributions for such Participant to be equal to the matching contributions the Participant would have received if matching contributions were made on the basis of Deposits for the entire Plan Year, rather than on the basis of Deposits for each payroll period.

          4.2 Transfer of Company Contributions to Trustee: Company Contributions for payroll periods ending in a month shall be transferred to the Trustee as soon as administratively feasible, but in no event later than the 15th business day of the month following the month for which the Company Contributions are made.

          4.3 Reduction of Company Contributions: The aggregate amount of Company Contributions required to be contributed on behalf of all Participants pursuant to Section 4.1 shall be reduced by amounts which have been forfeited in accordance with the provisions of Sections 4.5(3) and 7.2(5).

          4.4 Return of Contributions to Employers: (1) Except as provided in Section 4.4(2) or Section 4.3, amounts in the Trust Fund shall never be returned to any Employer and shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries.

          (2) If any Contribution is made by an Employer to the Trust Fund due to a mistake of fact, such Contribution shall be returned to the Employer upon its request generally within one year after the Contribution was made. If the Internal Revenue Service shall determine that the Plan, as applied to a corporation or business organization which has adopted the Plan pursuant to
Article 12, is not qualified under Code section 401(a) for the Plan year in which such adoption is effective, all Contributions made by or an behalf of such corporation or business organization shall, upon request, be returned to such corporation or business organization generally within one year after the denial of qualification; provided, however, that this provision shall apply only with respect to the initial qualification of the Plan, as applied to such corporation or business organization. If the Internal Revenue Service shall determine that an Employer has contributed an amount for any Plan Year which is in excess of the amount which is deductible by it for such year under Code section 404, upon the request of the Employer, the excess contribution shall be returned to the Employer generally within one year after the deduction was disallowed. In the case of a return of assets due to initial failure of the Plan to qualify, the entire assets of the Trust Fund attributable to Contributions shall be returned to the Employers. In the case of a return of Contributions due to mistake of fact or disallowance of a deduction, earnings attributable to the Contributions may not be returned to an Employer, but losses attributable to such Contributions shall reduce the amount to be returned.

          4.5  Provision Pursuant to Code Section 415(c):   (1)
Notwithstanding any other provision of the Plan, the aggregate annual additions (as defined in subsection (2) of this Section) to a Participant's Account (and to any account maintained for him under any other defined contribution plan, whether or not terminated, maintained, or previously maintained, by any Controlled Group Member) for any Plan Year shall in no event exceed the lesser of (a) $30,000 or such adjusted amount as shall be prescribed by the Secretary of the Treasury pursuant to Code section 415(d) to reflect increases in the cost-of-living, or (b) 25% of the Participant's Compensation for such year.

          (2) For the purpose of this Section, the term "annual additions" means the sum for any Plan Year of:

          (a) Company Contributions (including amounts described in Subsection (3) of this Section and Section 7.2(4)) credited to the Participant's Account,

          (b) the amount of Deposits made by the Participant, without regard to any Rollover Contributions or Transfer Contributions,

          (c) the amount allocated after March 31, 1984 to an individual medical benefit account (as defined in Code section 415(1)(2)) which is part of a defined benefit plan (as defined in Code section 414(j)) or an annuity plan; and

          (d) the amount derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as hereafter defined). The term "welfare benefit fund" means an organization described in paragraph
     (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.

          (3) The excess, if any, of Contributions over the maximum annual addition to a Participant's Account shall be applied to reduce subsequent Contributions to the Trust Fund by such Participant's Employer.

          4.6 Provision Pursuant to Code Section 415(e): (1) Except as otherwise provided in Code section 415(e), in the case of a Participant who is also a participant in any defined benefit plan maintained by any Controlled Group Member, the sum of the defined contribution plan fraction and the defined benefit plan fraction for any Plan Year ending before January 1, 2000 shall in no event exceed 1.0. For purposes of the preceding sentence,

          (a) the defined benefit plan fraction for any Plan Year is a fraction (i) the numerator of which is the projected annual benefit of the Participant under the plan (determined as of the close of the Plan
     Year), and (ii) the denominator of which is the lesser of (A) the product of 1.25, multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for such Plan Year or (B) the product of 1.4, multiplied by the amount which may be taken into account under Code section 415(b)(1)(B) with respect to such Participant under the plan for such Plan Year; and

          (b) the defined contribution plan fraction for any Plan Year is a fraction (i) the numerator of which is the sum of the annual additions to the Participant's Account as of the close of the Plan Year and for all prior Plan Years, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Year of Service with the Controlled Group: (A) the product of 1.25, multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) for such Plan Year and each such prior Year of Service, or (B) the product of 1.4, multiplied by the amount which may be taken into account under Code section 415(c)(1)(B) with respect to such Participant under the plan for such Plan Year and each such prior Year of Service.

          In the event the Plan is determined to be a top-heavy plan pursuant to Section 14.2 with respect to any Plan Year beginning after December 31, 1983, then, unless the requirements of Code section 416(h)(2) are met with respect to the Plan, the number "1.0" shall be substituted for "1.25" wherever it appears in this Section and "$41,500" will be substituted for "$51,875" in Section 4.6(3)(b)(i).

          (2) Notwithstanding the foregoing provisions of this Section, for purposes of applying part (b) of subsection (1) of this Section with respect to years beginning before January 1, 1976,

          (a) the aggregate amount taken into account under clause (i) of said part (b) shall not exceed the aggregate amount taken into account under clause (ii) of said part (b), and

          (b)  the amount taken into account under Code section
     415(c)(2)(B)(i) for any year concerned shall be an amount equal to --

               (i) the excess of the aggregate amount of Deposits for all years beginning before January 1, 1976, during which the Employee was an active Participant in the Plan, over 10 percent of the Employee's aggregate Compensation for all such years, multiplied by

               (ii) a fraction the numerator of which is 1 and the denominator of which is the number of years beginning with January 1, 1976, during which the Employee was an active Participant in the Plan.

Employee contributions made on or after October 2, 1973, shall be taken into account under part (b) of this subsection only to the extent that the amount of such contributions does not exceed the maximum amount of contributions permissible under the Plan as in effect on October 2, 1973.

          (3)  At the election of the Plan Administrator, in applying part
(b) of subsection (1) of this Section with respect to any year ending after December 31, 1982, the amount taken into account under clause (ii) of said part (b) with respect to each Participant for all years ending before January 1, 1983, shall be an amount equal to the product of --

          (a) the amount determined under clause (ii) of said part (b) (as in effect for the year ending in 1982), multiplied by

          (b) the transition fraction. The term "transition fraction" shall mean a fraction --

               (i)  the numerator of which is the lesser of (A) $51,875, or
          (B) 1.4, multiplied by 25 percent of the Compensation of the Participant for the year ending in 1981, and

               (ii) the denominator of which is the lesser of (A) $41,500, or (B) 25 percent of the Compensation of the Participant for the year ending in 1981.

          (4) If the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such fractions are computed pursuant to the foregoing provisions of this Section exceeds 1.0 for a Plan Year beginning before January 1, 1983, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) so that after such subtraction the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not exceed 1.0 for such year. The provisions of this subsection shall be subject to and shall be applied in accordance with regulations prescribed by the Secretary of the Treasury or his delegate.

          (5) In the event a reduction is necessary to avoid exceeding the limitations set forth in this Section, such reduction shall be made to the Participant's projected annual benefit under the Central and South West Corporation Cash Balance Retirement Plan.

          (6) The foregoing provisions of this Section 4.6 will not apply to any Plan Year beginning after December 31, 1999.

          4.7 Other Code Section 415 Provisions: (1) For purposes of applying the limitations set forth in Sections 4.5 and 4.6, all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined contribution plan.

          (2) For purposes of this Section and sections 4.5 and 4.6, the term "Controlled Group Member" defined in Section 1.1 shall be construed in light of Code section 415 (h).


                            ARTICLE 5 - INVESTMENTS

          5.1 Investment Options: (1) The Investment Committee shall establish from time to time Investment Options for Deposits, Company Contributions, Rollover Contributions and Transfer Contributions. The Trustee shall invest and reinvest the principal and income of each Investment Option without distinction between principal and income and without regard to any percentage limitation contained in any law (other than ERISA) or rules of court applying to investments by trust companies, trustees or other fiduciaries. Without limitation of the foregoing, the Investment Committee may, to the extent permitted under the Plan and the Rules, direct that all or any part of an Investment Option shall be invested by the Trustee in its discretion. Up to 100% of the Trust Fund may be invested in Company Stock pursuant to the Participants' instructions.

          (2) Dividends, interest and other distributions received by the Trustee in respect of each Investment Option shall be reinvested in the same Option in accordance with the provisions of the Plan and the Trust Agreement.

          (3) The Trustee may keep such portion of each Investment Option in cash or cash equivalents to the extent provided in the Trust Agreement.

          5.2 Account: There shall be established for each Participant under the Plan an Account that shall reflect his (1) After-Tax Deposits,
(2) Before-Tax Deposits, (3) Company Contributions, (4) ESOP Account Balance, and (5) any other Rollover Contributions or Transfer Contributions. Separate records shall be maintained for each Account showing the portion of such Account invested in each Investment Option and showing the amount of Deposits, Company Contributions, Rollover Contributions and Transfer Contributions credited to each Account, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall be his Account Balance.

          5.3 Investment of Accounts: (1) Each Participant shall direct that his Deposits, Company Contributions, and any Rollover Contributions or Transfer Contributions be invested in one percent increments in each of the Investment Options elected by the Participant.

          (2) The portion of a Participant's Account that represents his ESOP Account Balance shall be invested in the Investment Option consisting of Company Stock, unless and until the Participant elects a different Investment Option in accordance with Section 5.4.

          5.4 Change of Investment Option: Subject to Section 5.5, a Participant may change his Investment Option with respect to future Deposits, Company Contributions, Rollover Contributions and Transfer Contributions, and such change shall be effective as soon as administratively feasible following receipt of notice by the Plan. In addition, subject to Section 5.5, a Participant may transfer all or a portion of his Account Balance attributable to his Deposits, Company Contributions, Rollover Contributions and Transfer Contributions (including his ESOP Account Balance) from one Investment Option to another, effective as soon as practicable after receipt of notice by the Plan.

          5.5 Investment Direction Procedures: The Benefits Advisory Committee from time to time shall establish rules and procedures regarding Participant investment directions under Sections 5.3 and 5.4, including, without limitation, rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year and the minimum portion of a Participant's Account Balance that may be invested in any one investment fund.

          5.6 Valuation of Investment Options: (1) As of each Valuation Date, the Trustee shall determine the value of assets held under each Investment Option in accordance with subsection (4) of this Section. The Trustee shall determine, from the change in value of each Investment Option between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of such Investment Option during such period resulting from expenses paid and realized and unrealized earnings, profits and losses of such Investment Option during such period. The transfer of funds to or from an Investment Option pursuant to Section 5.4, Deposits,

Company Contributions, Rollover Contributions and Transfer Contributions (including transfer contributions from the ESOP) allocated to an Investment Option, and payments, distributions and withdrawals from an Investment Option to provide benefits under the Plan for Participants or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Option.

          (2) The Participant's Account Balance will be determined by applying the closing market price of each Investment Option in which each Account is invested on each Valuation Date to the share/unit balance of each Investment Option in the Account as of the close of business on the Valuation Date. Each Account will be further adjusted for withdrawals, distributions and other additions or subtractions that may be appropriate.

          (3) Except as may otherwise be provided by the Benefits Advisory Committee, Deposits and Company Contributions shall normally be credited to each Participant's Account on the Valuation Date when made, but in no event shall Deposits be credited later than the 15th business day of the month following the month in which Deposits are deducted from the Participant's Compensation. Such Deposits and Company Contributions shall be allocated in accordance with the Investment Option or Options chosen by such Participant as soon as practicable after the Trustee has received such amounts and appropriate instructions as to the allocation of such amounts among the Investment Options.

          (4) The Trustee shall determine, as follows, the value of assets held under each Investment Option as of each Valuation Date:

          (a) All securities (including Company Stock) and other property held in such Option shall be valued at fair market value, or if the market value is not readily ascertainable, at such amount as shall be deemed by the Trustee to represent the fair value thereof. The fair market value of units of an open-end investment company registered under the Investment Companies Act of 1940 shall be the net asset value as reported by such investment company, unless otherwise determined by the Trustee. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase, sale or distribution of securities (including Company Stock) shall be added to the cost or deducted from the proceeds of such securities, as determined by the Trustee. The proceeds credited to an Account upon the sale or redemption of any securities or units shall be the actual net proceeds.

          (b) To the value thus determined there shall be added (i) interest accrued but not collected on any interest bearing obligation and dividends declared but not collected on a stock, which, if sold, would be sold ex-dividend and (ii) the uninvested cash balance of such Option.

          (c)  From the aggregate value so obtained there shall be deducted
     (i) any reserve for contingencies, (ii) any taxes on the assets or the income of the Participants held by the Trustee, or (iii) any unliquidated liabilities, at the discretion of the Trustee.

          (d) Notwithstanding the foregoing paragraphs of this subsection, the value of any guaranteed income contract held pursuant to an Investment Option shall be the value reported to the Trustee by the issuing insurance company or bank or other financial institution or by the bank or trust company operating or maintaining the collective, common or pooled trust fund invested in such contracts, unless otherwise determined by the Trustee.

          (5) The reasonable and equitable decision of the Trustee as to the value of each Investment Option as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in such Investment Option.

          5.7 Purchase or Sale of Company Stock: Whenever the Trustee is required to purchase or sell Company Stock for purposes of distributions, withdrawals, the investment of Deposits, Company Contributions, Rollover Contributions and Transfer Contributions, the change of Investment Options, or otherwise, such purchases or sales shall be made either in the open market, by private purchase from the Company, by matching purchases and sales of such stock directed by two or more Participants or Beneficiaries ("Matching") or otherwise, as the Trustee shall determine in its sole discretion. The Trustee in its discretion may, in the case of any Investment Option which requires the purchase by it of securities (including Company Stock) in the open market, time the execution of purchase orders for the purpose of limiting or spreading daily volume of purchase, or otherwise as it shall deem in the best interest of the Participants under such Option.

          5.8 Registration of Company Stock: All shares of Company Stock acquired by the Trustee pursuant to the Plan shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan. Such shares shall be registered in the name of the Trustee or its nominee.


               ARTICLE 6 - VESTING OF DEPOSITS AND CONTRIBUTIONS

          6.1 Deposits: The portion of a Participant's Account consisting of any Deposits made by him or on his behalf (plus any net gain or less any net loss thereon) shall at all times be 100% vested and nonforfeitable.

          6.2 Contributions: (1) The portion of a Participant's Account attributable to Company Contributions (plus any net gain or less any net loss thereon) shall become 100% vested and nonforfeitable (a) on July 1, 1997, if the Participant has at least three Years of Service or has made at least thirty-six monthly Deposits, which need not be consecutive, as of such date and (b) if the Participant does not have at least three Years of Service or has not made at least thirty-six monthly Deposits as of such date, immediately after the Participant has completed at least five Years of Service.

          (2) Notwithstanding the provision of subsection (1) of this Section, if a Participant's employment with the Controlled Group terminates
(a) due to the Participant's death, (b) after he has attained age fifty-five (which will be considered the Plan's normal retirement age), or (c) after he has become Disabled, his entire Account shall be nonforfeitable.

          (3) If a person who is treated as a leased employee within the meaning of Code section 414 for purposes of the Plan becomes regularly employed (or deemed to be employed) on a full-time basis on the active payroll by any Controlled Group Member, then such person's Years of Service shall be determined, for purposes of this Section and Section 2.1, as if such person had been employed on the active payroll by any Controlled Group Member during the entire period for which such person had performed services for any Controlled Group Member but had not been employed by a Controlled Group Member.

          6.3 Rollover and Transfer Contributions: The portion of a Participant's Account attributable to Rollover Contributions or Transfer Contributions (including his ESOP Account Balance) shall at all times be nonforfeitable.


                   ARTICLE 7 - DISTRIBUTIONS AND WITHDRAWALS

          7.1 Distributions Only as Provided: Participants' interests in the Trust Fund shall only be distributable (and shall be distributed) as provided in this Article or as required by a qualified domestic relations order (as defined in Section 1.1). A Participant or Beneficiary eligible to receive a distribution under the Plan shall elect to receive the distribution in accordance with rules and procedures established from time to time by the Benefits Advisory Committee and shall furnish such information as the Trustee or Benefits Advisory Committee may reasonably require.

          7.2 Distributions on Termination of Employment: (1) In the event of his termination of employment with the Controlled Group for any reason other than his death, a Participant shall receive his Vested Interest in a lump sum payment, unless he elects an optional form of benefit pursuant to subsection (2) below. Any amounts distributed to a Participant pursuant to this Section shall be reduced to the extent the Participant's Account Balance is subject to a pledge under Section 17.5(1). A Participant who elects a lump sum payment may elect to receive, to the extent practicable, any full shares of Company Stock credited to his Account. Unless a Participant elects shares of Company Stock, lump sum payments shall be made in cash.

          (2) A Participant may elect to receive his benefits under the Plan in an optional form (a) through the purchase by the Trustee from an insurance company of an annuity in one of the following forms:

          (i)  a life annuity;

          (ii)  a life annuity with cash refund;

          (iii) an annuity for a term certain of at least five years and life thereafter;

          (iv) an annuity for a term certain of at least ten years and life thereafter;

          (v)  a joint and survivor annuity with cash refund;

          (vi) a joint and survivor annuity payable to the Participant for life and thereafter to his Spouse for the Spouse's life at the rate of 50% of the amount payable to the Participant; or

          (vii)  an annuity for a fixed term;

or (b) if he is at least fifty-five years of age when his employment with the Controlled Group terminates, in equal installments at least annually over a fixed period of not longer than the lesser of (i) fifteen years or (ii) the life expectancy of the Participant. The Vested Interest of a Participant who elects to receive benefits in the form of installments shall remain allocated to his Account and shall continue to be invested pursuant to the Participant's directions in accordance with the provisions of Article 5 until fully distributed to him. Any annuity elected by a Participant shall be subject to the following conditions:

          (a) in the case of a contract purchased for a Participant and a joint annuitant, the joint annuitant shall be the Participant's Spouse;

          (b) any term certain or fixed term shall not extend over a period longer than the lesser of (i) the life expectancy of the Participant or, if applicable, the life expectancy of the Participant and his Spouse and
     (ii) twenty years reduced by one year for each year the Participant is over the age of sixty-five years; and

          (c) payment of any cash refund under a life annuity shall be made within five years of the death of the Participant, and payment of any cash refund under a joint and survivor annuity shall be made within five years of the death of the last to die of the Participant and his Spouse.

          (3) The portion of a Participant's Account which is forfeited pursuant to this Section shall be applied to reduce future Company Contributions as provided in Section 4.3.

          (4) If a Participant terminates employment on or before December 31, 1994, the nonvested portion of the Participant's Account shall be forfeited on the last day of the Plan Year in which the Participant incurs five consecutive one-year breaks in service (as such term is hereinafter defined). For purposes of this subsection, a Participant shall incur a one-year break in service if he is not credited with more than 500 Hours of Service during the 12-consecutive month computation period used to determine his Years of Service. If a distribution is made to a Participant pursuant to this Article when the Participant's Vested Interest in Company Contributions is less than 100% and he is reemployed prior to incurring a forfeiture, the portion of his Account which was not vested will be maintained in a separate subaccount until he becomes 100% vested. His Vested Interest in such subaccount, at any relevant time prior to the time he is fully vested in his Account, will be equal to an amount determined by the formula
X = P(AB&D) - D, where P is the vested percentage at the relevant time, AB is the subaccount balance at the relevant time and D is the amount to the distribution.

          (5) If a Participant terminates employment after December 31, 1994, and receives a distribution of the entire vested portion of his Account, the nonvested portion of the Participant's Account will be forfeited an the date of such distribution. If the Participant again becomes an Employee before incurring five consecutive one-year break in service years (as defined in subsection (4) above), the portion of his Account that was forfeited will be restored, unadjusted for earnings or losses. If the Participant terminates employment after December 31, 1994, but does not receive a distribution of the entire vested portion of his Account, the nonvested portion will be forfeited on the date of the Participant's termination of employment. If the Participant is reemployed prior to incurring five consecutive one-year breaks in service, the portion of his Account that was forfeited will be restored, adjusted for earnings and losses based on the Investment Options that the Participant had elected as of the date of his termination of employment.

          (6) If the Plan Administrator cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Plan Administrator in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends. If, before final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited under this Section makes a claim to the Plan Administrator or the Trustee for his benefit, he will be entitled to receive, as soon as administratively feasible, a benefit in an amount equal to the value of the forfeited benefit on the date of forfeiture. This benefit will be reinstated from Employer contributions made to the Plan for this purpose.

          7.3 Distributions on Death or Disability: (1) Upon the death of a Participant prior to the date payments are to commence under the Plan and before the Trustee has purchased an annuity contract from an insurance company (if the Participant had elected an annuity prior to his death), his Vested Interest shall be paid to his Beneficiary in any form of payment permitted under the Plan that the Beneficiary elects in a manner prescribed by the Benefits Advisory Committee. Any amounts distributed to the Participant's Beneficiary pursuant to this subsection shall be reduced to the extent the Participant's Account Balance is subject to a pledge under Section 17.5(l). Distribution of a Participant's Vested Interest will be made, or commence, as soon as practicable after the Participant's death, unless the Beneficiary defers distribution to a later date (subject to the restrictions on deferral provided in Section 7.6). If a Beneficiary who is the Participant's surviving Spouse defers distribution of the Participant's Vested Interest, the surviving Spouse may thereafter withdraw such Vested Interest in whole or in part in accordance with the provisions of Section 7.7 at any time (with the restrictions of Section 7.7 applied on the basis of the age the Participant would have attained on the date of the withdrawal). If a Beneficiary other than a surviving Spouse defers distribution, the Beneficiary may thereafter withdraw such Vested Interest in whole, but not in part, at any time.

          (2) A Participant who becomes Disabled (as defined in Section 1.1) will be considered to have terminated employment for purposes of the Plan and may request a distribution of his Vested Interest in any form of payment available under Section 7.2.

          7.4 Valuation Upon Distribution: A Participant's distributable Account Balance shall be valued as of the latest Valuation Date prior to distribution of the Account Balance. Unless a Participant defers distribution to a later date (but not later than April 1 following the calendar year in which the Participant attains age 70-1/2), distribution of the Participant's Vested Interest in his Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains the earlier of normal retirement age or age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment.

          7.5 Rules Relating to Annuities: (1) If a married Participant elects to receive his Vested Interest in the form of an annuity other than the joint and survivor annuity described in Section 7.2(2)(a)(vi), the Participant's election shall not be effective without the written consent of his Spouse, witnessed by a notary public and acknowledging the effect of such election, unless it is established to the satisfaction of the Benefits Advisory Committee that the consent required by this subsection cannot be obtained because (i) there is no Spouse, (ii) the Spouse cannot be located, or (iii) of such other circumstances as regulations under Code section 417
set forth.   An election under this Section must be made in accordance with rules and procedures established from time to time by the Benefits Advisory Committee within 90 days of the date on which the Participant would receive his first payment of benefits under the Plan. A Participant may revoke an election to receive an annuity without the consent of his Spouse at any time, and any number of times, before the date on which he would receive his first
payment of benefits under the Plan.   If a married Participant revokes a
prior election to receive an annuity, he may elect without the consent of his Spouse to receive his Vested Interest in a lump sum payment, installments (if applicable) described in Section 7.2(2)(b) or the joint and survivor annuity described in Section 7.2(2)-(a)(vi).

          (2) If a Participant who has elected to receive any form of annuity under Section 7.2(2) dies before the Trustee has purchased the annuity contract from an insurance company, the Participant's Vested Interest shall be paid to the Participant's surviving Spouse, if any, and if none, to the Participant's Beneficiary, in accordance with the provisions of Section
7.3. If the Participant dies after the Trustee has purchased the annuity contract, any benefits payable after the Participant's death shall be determined under the terms of the annuity contract.

          7.6 Timing of Distribution: (1) Except as otherwise provided in this subsection, any distribution to a Participant or Beneficiary made pursuant to this Article shall be made as soon as practicable after a Participant's termination of employment with the Controlled Group; provided, however, that no distribution, including the first payment under an annuity, shall be made later than sixty days after the close of the Plan Year in which he terminates his employment with the Controlled Group. If the amount of a Participant's vested Account Balance exceeds $3,500 ($5,000 for Plan Years beginning after December 31, 1997), the Plan Administrator will not distribute the Participant's vested Account Balances to him prior to his attainment of age 62 unless he consents to the distribution. The foregoing provision will not apply to any distributions required under Article 16. If a Participant terminates employment and defers distribution of his Account, the Account shall be retained and administered under the Plan until the date of distribution. Such terminated Participant shall continue to have the rights with respect to the election of Investment Options provided in Article 5 and may withdraw his Account Balance in whole or in part in accordance with the provisions of Section 7.7 at any time prior to the date of distribution. The Plan Administrator may establish and change from time to time the rules and restrictions applicable to the administration of any Account held in respect of a Participant who has not consented to such distribution, and may assess against the Account of any such Participant any reasonable costs of the administration of the same.

          (2) Notwithstanding any other provision of the Plan, the entire Vested Interest of each Participant shall be distributed not later than as provided below.

          (a) The entire Vested Interest of a Participant who terminates employment before attaining age 70-1/2 will be paid in one of the forms permitted under Section 7.2 no later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2.

          (b) If a Participant is a 5-percent owner of a Controlled Group Member and is an Employee on the date he attains age 70-1/2, the Participant's Vested Interest will be paid in one of the forms permitted under Section 7.2 on April 1 of the calendar year immediately following the calendar year in which the Participant attains age 70-1/2. Each other Participant who remains an Employee on the date he attains age 70-1/2 may elect in accordance with procedures established from time to time by the Benefits Advisory Committee to receive a distribution of his Vested Interest on April 1 of the calendar year immediately following the calendar year in which he attains age 70-1/2 or on the first day of any subsequent month prior to terminating employment. If a Participant's Vested Interest is distributed or begun before he terminates employment, distribution of the entire amount of any additional balances in the Participant's Account (determined as of the preceding Valuation Date) will be made in a lump sum on or before December 31 of each succeeding calendar year.

          (3) If distribution of a Participant's Vested Interest has begun in accordance with clause 7.6(2)(b) and such Participant dies before his entire Vested Interest has been distributed to him, the remaining portion thereof shall be distributed to his Beneficiary at least as rapidly as under the method of distribution being used under such clause (b) as of the date of the Participant's death.

          (4) If a Participant dies before the distribution of his Vested Interest has begun in accordance with clause 7.6(2)(b), the Participant's entire Vested Interest shall be distributed to his Beneficiary within five years after such Participant's death; provided, however, that such five-year rule shall not apply to any portion of the Participant's Vested Interest which is payable to any individual designated by the Participant as his Beneficiary if --

          (a) such portion will be distributed (in accordance with regulations prescribed by the Secretary of the Treasury) over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), and

          (b) such distributions to such Beneficiary begin not later than one year after the date of the Participant's death or such later date as the Secretary of the Treasury may by regulations prescribe or, if such Beneficiary is the Participant's surviving Spouse, not later than the date on which the Participant would have attained age 70-1/2.

          (5) Notwithstanding any other provision of the Plan, all distributions from the Plan shall be made in accordance with Code section 401(a)(9) and the regulations promulgated thereunder, including Proposed Treasury Regulation section 1.401(a)(9)-2, and the provisions reflecting the same shall override any other Plan provision inconsistent therewith.

          (6) Notwithstanding any other provision of the Plan, a distribution to which Code section 411(a)(11) or Code section 417 applies may be made or may begin less than 30 days after an explanation of the distribution options has been furnished to the Participant provided that (a) the Benefits Advisory Committee clearly informs the Participant that he has the right to consider whether to accept a distribution and whether to consent to a particular form of distribution for at least 30 days after he has been provided the relevant information, (b) the Participant affirmatively elects to waive the 30-day notice period and receive a distribution, and (c) with respect to a distribution to which Code section 417 applies, the Participant is permitted to revoke the election and make a new election at any time prior to the later of the date of distribution or the expiration of the seven-day period after the explanation of distribution options (including the qualified joint and survivor annuity) is provided to the Participant.

          7.7 Withdrawal of Accounts: (1) Upon prior written notice filed with the Benefits Advisory Committee, in a form approved by the Benefits Advisory Committee, a Participant may make withdrawals from his Account subject to the terms and conditions contained in this Section. Withdrawals shall be made from among the categories, and within each category, in the order set forth below. No amount shall be withdrawn from a category (or from within a category), unless all amounts available for withdrawal from prior categories (or from higher priorities within that category) have been withdrawn. The withdrawal priorities are as follows:

          (i) A Participant who has not attained age 59-1/2 may withdraw, in cash, all or any part of his Account attributable to After-Tax Deposits, including earnings with respect to such Deposits; provided, however, that if a Participant makes such a withdrawal prior to having made Deposits for twelve months, his right to make further Deposits shall automatically be suspended for a period of six calendar months following the month in which such withdrawal is made and may be reinstated only if the Participant again elects to participate in the Plan pursuant to
     Section 2.2 and, if applicable, authorizes Before-Tax Deposits pursuant to Section 2.3.

          (ii) A Participant may withdraw, in cash and without penalty, all or any part of his Account attributable to, first, his ESOP Account Balance relating to the Participant's deposits to the ESOP, second, his ESOP Account Balance relating to employer contributions to the ESOP on behalf of the Participant and, third, any Rollover Contribution or Transfer Contribution (other than transfers from the ESOP) and, in each case, earnings thereon.

          (iii) A Participant who has attained age 59-1/2 (or a terminated Participant who attained age 55) as of the Valuation Date as of which such withdrawal is to be made may withdraw (in addition to the amounts that may be withdrawn pursuant to paragraph (i) above), in Company Stock or cash and, in either case, without penalty, all or any part of his Account attributable to, first, Company Contributions and earnings thereon and, second, Before-Tax Deposits and earnings thereon.

          (iv) A Participant who has not attained age 59-1/2 as of the Valuation Date as of which a withdrawal is to be made may withdraw, in cash, all or any part of his Account attributable to Before-Tax Deposits; provided, however, that such withdrawal is made on account of Hardship and, provided further, however, that for a period of twelve months following the month in which such withdrawal is made (a) the Participant's right to have further Deposits made on his behalf shall automatically be suspended and may be reinstated only by again electing to participate in the Plan pursuant to Section 2.2 and, if applicable, authorizing Before-Tax Deposits pursuant to Section 2.3 and (b) the Participant shall not be permitted to reduce his Compensation pursuant to any salary reduction agreement (whether or not pursuant to a plan qualified under Code section 401(a)) with the Employer in an amount that exceeds the elective deferral limitation under Code section 402(g) (or other applicable Code provision) applicable during such period reduced by any elective deferrals made during the calendar year in which the withdrawal on account of Hardship was distributed.

          (2) For purposes of this Section, Hardship shall be deemed to exist if the Plan Administrator is satisfied that the requested withdrawal is necessary in light of immediate and heavy financial needs of the Participant occasioned by (a) the payment of tuition for the next semester or quarter of post-secondary education for the Participant or his Spouse or dependents (within the meaning of Code section 152), (b) the purchase (excluding mortgage payments) of a principal residence for the Participant, (c) the payment of medical expenses described in Code section 213(d) incurred by the Participant or his Spouse or dependents (within the meaning of Code section
152), or (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence. The amount of any withdrawal made on account of Hardship shall not exceed the amount required to satisfy the immediate financial need created by the Hardship. Prior to any withdrawal on account of Hardship, the Participant shall have obtained all distributions (other than distributions pursuant to this Section) and all nontaxable loans currently available to him under all benefit plans maintained by the Employer (including the Plan).

          (3) A Participant may make a withdrawal pursuant to this Section at any time. All withdrawals will be processed as soon as administratively feasible following approval of the Participant's withdrawal notice.

          7.8 Direct Rollovers: (1) Notwithstanding any other provision of the Plan, for distributions made on or after January 1, 1993 a Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Benefits Advisory Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee.

          (2) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the Distributee or the joint lives or life expectancies of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required by Code section 401(a) (9), and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (3) An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that is a defined contribution plan within the meaning of Code section 414(i), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (4) A Distributee includes a Participant, the Participant's Spouse, or a Participant's former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p).


          ARTICLE 8 - ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT

          8.1 Responsibility for Administration: The Plan shall be administered by the Named Fiduciaries designated pursuant to the Rules. The powers and responsibilities and the duties of the Named Fiduciaries shall be established under the Rules which are hereby incorporated in the Plan by this reference. In addition to the powers granted to the Named Fiduciaries under the Rules, the Named Fiduciaries shall have the powers granted hereunder.

          8.2 Audit: The independent accountants who audit the books and accounts of the Employers shall annually examine the records of the Employers in respect of the Plan and, on the basis of such examination, make such report to the Trustee as said accountants deem necessary. The records of the Trustee and (subject to such report by said independent accounts) the records of the Employers and the Benefits Advisory Committee shall be conclusive in respect to all matters involved in the administration of the Plan.

          8.3 Statement of Accounts: At least annually the Company shall cause each Participant to receive a statement of his Account, at such time and in such form as the Benefits Advisory Committee shall determine. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Benefits Advisory Committee within thirty days after making such statement available to the Participant.

          8.4 Expenses: The expenses of administering the Plan, including without limitation the fees and expenses of the Trustee and the expenses of the Benefits Advisory Committee and Investment Committee properly incurred in the performance of their duties under the Plan, shall be paid from the Trust Fund, and all such expenses paid by the Employers on behalf of the Plan shall be reimbursed from the Trust Fund, unless the Employers in their own discretion elect not to submit such expenses to the Trustee for reimbursement. Notwithstanding the foregoing, the members of the Committees will not be compensated by the Plan for their services as Committee members.

          8.5 The Trust Fund: The Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries, and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and the Trust Agreement. The Trustee will, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan and the Trust Agreement. The Trustee, in its relation to the Plan, shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it and shall be subject to all of the duties imposed upon it under the Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by this reference, and each Employer, by adopting the Plan, authorizes the Company to execute the Trust Agreement (including any amendment or supplement thereto) on its behalf with respect to the Plan.

          8.6 No Guarantee Against Loss: No Employer in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to such Fund for payment with respect to such interest.

          8.7 Payment of Benefits: All payments of benefits provided for by the Plan (less any deductions provided for by the Plan) shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Benefits Advisory Committee pursuant to the terms of the Plan and the Trust Agreement, and no Employer shall be otherwise liable for any benefits payable under the Plan. The Trustee shall not be required to make any distribution under the Plan under circumstances which, in its judgment, would subject it to penalty or liability or constitute a breach of any legal duty.

          8.8 Requirement of Written Action: Whenever a provision of the Plan requires a Participant or Beneficiary to furnish any notice, application, election or representation in writing, or to take any other action in writing, the Benefits Advisory Committee may require the Participant or Beneficiary to take such action by utilizing a voice response system ("VRS") or other means of electronic communication that is used in the administration of the Plan, provided the Benefits Advisory Committee determines that such VRS or other electronic communication will satisfy the requirements of applicable law.

          8.9 Correction of Participants' Accounts: If an error or omission in the administration of the Plan that affects the Account of a Participant is discovered, the Benefits Advisory Committee will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, an Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Benefits Advisory Committee only to the Account of one or more affected Participants to correct any such administrative error or omission, and such contribution will not be treated as a Company Contribution for purposes of Code sections 401, 402 and 415. In addition, an Employer may designate at the time of a corrective contribution that all or a portion of such contribution be treated as a "qualified matching contribution" or a "qualified nonelective contribution", in which case the designated contribution will be 100% nonforfeitable at all times and will be subject to the distribution and withdrawal restrictions that apply to Before-Tax Deposits under Article 7.

                         ARTICLE 9 - CLAIMS PROCEDURES

          9.1 Method of Filing Claim: Any Participant or Beneficiary who believes he is entitled to receive a distribution under the Plan which he did not receive or that amounts credited to his Account are inaccurate, may file a written claim signed by the Participant or his representative with the Benefits Advisory Committee specifying the basis for his claim. Unless such claim is allowed in full, the Benefits Advisory Committee shall, within ninety days after such claim was filed, (or up to 180 days if special circumstances require an extension, in which case the claimant shall receive within the initial ninety-day period a written explanation of the reasons for the extension) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall include (1) the specific reasons for the denial of the claim, (2) specific reference to the provisions of the Plan and/or Trust Agreement upon which the denial of the claim was based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the review procedure specified in Section 9.2.

          9.2 Review Procedure: Within sixty days after the receipt by the claimant of such a notice of denial, the claimant may appeal such denial by filing with the secretary of the Benefits Appeals Committee a written request for a review of his claim. If such an appeal is so filed within such sixty-day period, the Benefits Appeals Committee, or a duly appointed representative of the Benefits Appeals Committee, shall conduct a full and fair review of such claim and mail or deliver to the claimant its written decision on the matter based on the facts, the pertinent provisions of the Plan, the Rules and the Trust Agreement and any Plan interpretations, rules or regulations of the Benefits Advisory Committee, within sixty days after the receipt of the request for review (unless special circumstances as determined by the Benefits Advisory Committee or the Benefits Appeals Committee require an extension of up to sixty additional days, in which case, written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific provisions of the Plan and/or Trust Agreement on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. During such full review, the claimant or his representative shall be given an opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing and, if he requests a hearing on his claim and the Benefits Appeals Committee concludes such a hearing is advisable and schedules such a hearing, to present his case in person or by an authorized representative at such hearing.

                     ARTICLE 10 - FIDUCIARY RESPONSIBILITY

          10.1  Immunities:  Except as otherwise provided by applicable law,
(1) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or the Trust Agreement, except for his own gross negligence or willful misconduct; (2) no Fiduciary shall be personally liable upon any contract, agreement or other instrument made or executed by him or in his behalf in the administration of the Plan or the Trust Agreement; (3) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary nor shall any Fiduciary be required to make inquiry into the propriety of any action by another Fiduciary; (4) each Employer and each officer or director thereof, the Benefits Appeals Committee and each member thereof, the Benefits Advisory Committee and each member thereof, the Investment Committee and each member thereof, the Investment Policy Committee and each member thereof, and any other person to whom the Company, the Benefits Advisory Committee or the Investment Committee delegates (or the Plan, the Rules or the Trust Agreement assigns) any duty with respect to the Plan or the Trust Agreement, may rely and shall be fully protected in acting in good faith upon the advice of counsel for a Controlled Group Member, upon the records of the Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation, or determination of the Trustee or of the auditor or actuary of the Company, or upon any certificate, statement or other representation made by or any information furnished by an Employee, a Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan; (5) if any responsibility of a Fiduciary is allocated to any other person then such Fiduciary is not responsible for any act or omission of such person in carrying out such responsibility; and (6) no Fiduciary shall have the duty to discharge any duty, function or responsibility which is assigned by the terms of the Plan or Trust Agreement or delegated pursuant to the provisions of Section 10.2 to another person.

          10.2 Allocation and Delegation of Fiduciary Responsibilities: (1) The Fiduciaries shall have only such powers, duties, responsibilities and authorities as are specified in the Plan or the Trust Agreement or as shall be delegated to them pursuant to this Section. The Company shall have the responsibility (along with the other Employers) for making contributions under the Plan to the Trust Fund. The Board of Directors shall have the authority to amend or terminate the Plan or the Trust Agreement in whole or in part, to appoint and remove any certified public accountant that is employed for purposes of the Plan and to appoint and remove the Trustee. The Benefits Advisory Committee shall have the responsibility and authority to interpret and administer the Plan, subject to the provisions hereof. The Trustee shall have the responsibility and authority for the administration of the Trust Agreement.

          (2) The Company may designate any person (in addition to those specifically designated in the Plan or the Trust Agreement) as a Fiduciary or Named Fiduciary and may delegate to any such person any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Agreement, provided that no such power, function, duty or responsibility which is assigned to a Fiduciary (other than the delegator) pursuant to some other Section of the Plan or the Trust Agreement shall be so delegated without the written consent of such Fiduciary.

          (3) Any delegation pursuant to subsection (2) of this Section, (a) shall be signed by the delegator, be delivered to and accepted in writing by the delegatee and be delivered to the Benefits Advisory Committee, (b) shall contain such provisions and conditions relating to such delegation as the delegator deems appropriate, (c) shall specifically designate the powers, functions, duties and responsibilities therein delegated, (d) may be amended from time to time by written agreement signed by the delegator and the delegatee and delivered to the Benefits Advisory Committee and (e) may be revoked (in whole or in part) at any time by written notice from the delegator delivered to the delegatee and the Benefits Advisory Committee or from the delegatee delivered to the delegator and the Benefits Advisory Committee.


                          ARTICLE 11 - MISCELLANEOUS

          11.1 Spendthrift Provisions: To the extent permitted by law and except as otherwise provided in the Plan, or under a qualified domestic relations order (as defined in Section 1.1), no right or interest of any kind of a Participant or Beneficiary hereunder shall be transferable or assignable by the Participant or Beneficiary, nor shall any such right or interest be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. In addition, if the terms of the qualified domestic relations order permit, the amounts payable to the alternate payee under such order shall be paid at such time or times specified in the order before the earliest retirement date specified in Code section 414(p)(4)(B).

          11.2 Facility of Payment: In the event the Benefits Advisory Committee finds that any Participant or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his affairs because of physical, mental or legal incompetence, the Benefits Advisory Committee, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Benefits Advisory Committee to be maintaining or responsible for the maintenance of such Participant or Beneficiary, and any such payment shall be deemed a payment for the benefit of such Participant or

Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.

          11.3 No Enlargement of Employment Rights: A Participant by accepting benefits under the Plan does not thereby agree to continue for any period in the employ of his Employer, and the Employers, by adopting the Plan, making contributions to the Plan or taking any action with respect to the Plan, do not obligate themselves to continue the employment of any Participant for any period. Participation in the Plan by an Employee shall in no way affect any of the Employer's rights to assign such Employee to a different job or position, to change his title, authority, duties or Compensation or to terminate his employment.

          11.4 Merger or Transfer of Assets: Notwithstanding any other provision of the Plan, in the case of any merger or consolidation with, or the transfer of assets or liabilities of the Plan to any other plan, in no event shall any Participant (if the other plan then terminates) receive a benefit immediately after the merger, consolidation or transfer which is less than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). This Section is intended to comply with Code sections 401(a)(12) and 414(l) and shall be construed in accordance with valid rules and regulations issued pursuant thereto.

          11.5 Severability Provision: If any provision of the Plan or the application thereof to any circumstance or person is invalid, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.


                            ARTICLE 12 - EMPLOYERS

          12.1 Adoption by Other Corporations: Any corporation or business organization may, with the consent of the Board of Directors, adopt the Plan and become an Employer hereunder by executing an instrument evidencing such adoption on the order of its board of directors and filing a copy thereof with the Company and the Trustee. Such adoption may be subject to such terms and conditions as the Board of Directors requires or approves. The amount to be contributed to the Plan by any Controlled Group Member shall be conditioned upon the initial qualification of the Plan as to it under Code section 401(a).

          12.2 Contribution of Employers: Each Employer shall separately pay its share of the Employers' contribution to the Trust Fund for any Plan Year. However, the contribution of the Employers under the Plan may be paid by the Company on behalf of itself and other Employers, in which event each Employer, other than the Company, shall pay to the Company its share of the expenses of the Plan, including contributions to the Trust Fund, determined on such basis as may be agreeable to the Company and such Employer and as will permit to the extent possible the deduction (for purposes of federal taxes on income) by each such Employer of its payments toward such expenses and contributions.

          12.3 Withdrawal of Employer: Any Employer (other than the Company) which adopts the Plan may elect, with the consent of the Board of Directors, to withdraw from the Plan or exclude any identifiable unit or group of its employees from the Plan, and a complete withdrawal by an Employer shall constitute a termination of the Plan as to it. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer on the order of its board of directors and filed with the Company and the Trustee. Any withdrawal by an Employer shall be deemed as to the Participants employed by such Employer, to be an adverse modification and
Section 13.4 shall apply. In the event of such a withdrawal of an Employer or in the event the Plan is terminated as to an Employer (but not all Employers) or a group of Employees pursuant to Section 13.1, such Employer (herein called "former Employer") shall cease to be an Employer and the interests of Participants who are or were Employees of such former Employer shall be distributed at that time as if each such Participant had retired pursuant to Section 7.3 at the time of such withdrawal or termination; provided, however, that no such distribution shall be made to the extent that the qualified status of the Plan under Code section 4.01(a) or the tax exempt status of the Trust under Code section 501(a) would be adversely affected as a result thereof.


                     ARTICLE 13 - AMENDMENT OR TERMINATION

          13.1  Right to Amend or Terminate:  Subject to the limitations of
Section 4.4, the Board of Directors has reserved, and does hereby reserve, the exclusive right at any time or times, without the consent of any other Employer or of the Participants, Beneficiaries or any other person (except as provided below), (1) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (2) to amend the Plan, in whole or in part. No such termination or amendment shall decrease the amount to be contributed by the Employers on account of any Plan Year preceding the Plan Year in which such termination or amendment is approved by the Board of Directors. Any such amendment of the Plan shall be automatically effective with respect to an Employer and its Employees, and no modification, amendment or termination of the Plan may diminish the Account of any Participant as of the effective date of such amendment or termination. A modification which affects the rights or duties of the Trustee may be made only with the Trustee's consent. No amendment will have the effect of reducing the percentage of the Vested Interest of any Participant in his Account nor will the vesting provisions of the Plan be amended unless each Participant with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment.

          13.2 Procedure for Termination or Amendment: Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on its execution.

          13.3 Distribution Upon Termination: If the Plan shall be terminated by the Company as to all the Employers, subject to the penultimate sentence of Section 13.1, Deposits and Contributions shall cease, and the Vested Interest of each Participant shall be distributed as if each Participant had then retired pursuant to Section 7.3 at the time of the termination. No distribution will be made that is prohibited by Code section 411(a) (11) and the regulations thereunder. In addition, the portion of a Participant's Account attributable to Before-Tax Deposits may be distributed upon Plan termination only if the Plan is terminated without the establishment or maintenance by an Employer of another defined contribution plan (other than an employee stock ownership plan defined in Code section 4975(e) (7)).

          13.4 Adverse Modification: In the event that any modification of the Plan shall adversely affect the rights of any Participant as to the use of or withdrawal from his Account (other than a modification required to maintain the qualified status of the Plan under Code section 401(a) or the tax-exempt status of the Trust under Code section 501(a)), such Participant, for a period of ninety days after the effective date of such modification, shall have the option, to be exercised by written notice to the Benefits Advisory Committee, in a form prescribed by such Committee (a copy of which form of notice shall accompany the notice of modification), to have liquidated and distributed to him his entire Vested Interest as of the effective date of such modification, in which event he shall be ineligible for participation in the Plan, as so modified, for a period of twelve full months from such effective date; provided, however, that no such liquidation and distribution shall be made to the extent that the qualified status of the Plan under Code section 401(a) or the tax-exempt status of the Trust under Code section 501(a) would be adversely affected as a result thereof. The modification or termination of any Investment Option shall be deemed not adversely to affect the rights of any Participant, provided that he shall be given notice thereof and an opportunity to change his instructions in accordance with Section 5.5.

          13.5 Subsidiary Cessation: If an Employer which is a subsidiary of the Company ceases to be a subsidiary of a Controlled Group Member, it shall cease to be an Employer as of the date it ceases to be such a subsidiary and Section 13.3 will apply.

          13.6 Provision Pursuant to Code Section 411(d)(3): Notwith-standing any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Participants to the amounts credited to the Participants' Accounts shall be nonforfeitable. Partial termination of the Plan shall represent an adverse modification as to all Participants adversely affected thereby, and such Participants shall have the rights set forth in
Section 13.4.


                   ARTICLE 14 - TOP-HEAVY PLAN REQUIREMENTS

          14.1  Definitions:

          For purposes of this Article 14, the following definitions shall apply:

          (1) "Key Employee" means any Employee of an Employer who during the Plan Year containing the Determination Date or during the four preceding Plan Years is:

               (a) an officer of an Employer having an annual compensation greater than 50 percent (50%) of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year;

               (b) one of the ten Employees of an Employer having annual compensation of more than the limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) both more than a 1/2 percent interest and the largest interest in the Employer;

               (c)  a five percent (5%) owner of an Employer; or

               (d) a one percent (1%) owner of an Employer who has an annual compensation above $150,000.

          The definition of Key Employee shall be interpreted in accordance with Code section 416(i) and the rules and regulations promulgated thereunder.

          (2)  "Determination Date" means the last day of the preceding Plan
     Year.

          14.2 Top-Heavy Determination: This Plan shall be top-heavy for any Plan Year if as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Employees under the Plan. For purposes of this determination, the following rules shall apply:

          (1) "Employees" shall mean employees and former employees of the Employers and Beneficiaries and former Beneficiaries, who have a benefit greater than zero on the Determination Date (taking into account Section 14.2(2)).

          (2) The amount of the Account of any Employee shall be increased by the aggregate distributions made with respect to such Employee within the five year period ending on the Determination Date.

          (3) The Account of any Employee who is not a Key Employee as of the Determination Date but who was a Key Employee during any prior Plan Year shall be disregarded.

          (4) The Account of any Employee who has not performed services for an Employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account.

          (5) If an Employer maintains other plans which are qualified under Code section 401(a), the top-heavy determination described above shall be made by aggregating (a) any such plan in which a Key Employee is a participant and (b) any other plan which enables a plan in which a Key Employee is a participant to meet the requirements of Code sections 401(a)(4) or 410. The Employer may also aggregate any such other plans not required to be aggregated, provided the resulting group of plans, taken as a whole, continue to meet the requirements of Code sections 401(a)(4) and 410.

          (6) The top-heavy determination under this Section shall be made in accordance with Code section 416 and the rules and regulations promulgated thereunder.

          14.3  Top-Heavy Requirements:  (1)  If the Plan is top-heavy under section 14.2, notwithstanding any other provision of the Plan to the contrary, the following shall apply with respect to each Plan Year in which the Plan is top-heavy:

          (a) Minimum Contributions: Each Non-Key Employee who is eligible to share in any Company Contribution for such Plan Year (or who would have been eligible to share in any such Contribution if a Deposit had been made by him during such Plan Year) shall be entitled to receive an allocation of such Contribution, which is at least equal to three percent (3%) of his compensation for such Plan Year provided, however, that the percentage minimum contribution requirement with respect to a Plan Year shall not exceed the percentage at which Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year. In determining the highest percentage for any Key Employee, any Before-Tax Deposits shall be counted as Company Contributions. For purposes of the minimum contribution, Before-Tax Deposits for Non-Key Employees are not taken into account.

          (b) Compensation: For purposes of this Article, Compensation means the wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to an Employee by a Controlled Group Member. For purposes of determining whether an Employee is a Key Employee, Compensation shall include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125. Compensation shall be limited in accordance with the $150,000 limitation set forth in the definition of Compensation contained in Section 1.1.

          (c) Minimum Vesting Requirement: Each Employee who has completed at least three Years of Service and who has been credited with an Hour of Service after the Plan becomes a Top-Heavy Plan shall have a nonforfeitable right to 100 percent (100%) of the Contributions allocated to his Account. The minimum vesting schedule applies to all Account balances including amounts attributable to Plan Years before the effective date of Code section 416 and amounts attributable to Plan Years before the Plan became a Top-Heavy Plan. Further, no reduction in vested Account balances may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in this subsection to the regular vesting rules provided in Article 6 will be treated as an amendment subject to Section 13.1.

          (2) The top-heavy requirements under subsection (1) of this Section shall be effected in accordance with Code section 416 and the rules and regulations promulgated thereunder.

          14.4  Super Top-Heavy Requirements:   (1)  The modification of the
aggregate benefit limit described in Section 4.6(3)(b)(i) of the Plan will not be required if the top-heavy ratio does not exceed 90% and one of the following conditions is met: (i) Employees who are not Key Employees do not participate in both a defined benefit plan and a defined contribution plan which are in the group of plans required to be aggregated under this Article, and the minimum contribution requirements of Section 14.3(1)(a) are met when such requirements are applied with the substitution of "four percent (4%)" for "three percent (3%)"; (ii) the minimum contribution requirements of subsection (2) below are met when such requirements are applied with the substitution of "7 1/2%" for "5%"; or (iii) Employees who are not Key Employees have an accrued benefit of not less than 3% of their average Compensation for the five consecutive Plan Years in which they had the highest Compensation multiplied by their Years of Service in which the Plan is a Top-Heavy Plan (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Participant's normal retirement age in a defined benefit plan which is in the group of plans that must be aggregated.

          (2) If a Controlled Group Member maintains one or more other defined contribution plans covering Employees who are Participants in this Plan, the minimum contribution will be provided under this Plan, unless such other defined contribution plans make explicit reference to this Plan and provide that the minimum contribution will not be provided under this Plan, in which case the provisions of Section 14.3(1)(a) will not apply to any Participant covered under such other defined contribution plans. If a Controlled Group Member maintains one or more defined benefit plans covering Employees who are Participants in this Plan, and such defined benefit plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy defined benefit plans notwithstanding their participation in this Plan, then the provisions of Section 14.3(l)(a) will not apply to any Participant covered under such defined benefit plans. If a Controlled Group Member maintains one or more defined benefit plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such defined benefit plans will receive a minimum contribution determined by applying the provisions of Section 14.3(1)(a) with the substitution of "five percent (5%)" in each place that "three percent (3%)" occurs therein.

          14.5 Benefit Accrual Requirements: Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code section 416(g)), the accrued benefit of an Employee other than a key employee (within the meaning of Code section 416(i)(1)) shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employers, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C).

       ARTICLE 15 - LIMITATIONS ON BEFORE-TAX DEPOSITS AND CONTRIBUTIONS

          15.1 Average Deferral Percentage: Notwithstanding any other provision of the Plan, Before-Tax Deposits shall be limited in a nondiscriminatory manner so that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

          (1) the Average Deferral Percentage for the preceding Plan Year of Eligible Participants who are Non-Highly Compensated Employees in such Plan Year multiplied by 1.25; or

          (2) the Average Deferral Percentage for the preceding Plan Year of Eligible Participants who are Non-Highly Compensated Employees in such Plan Year multiplied by 2, provided that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          15.2 Average Contribution Percentage: Notwithstanding any other provision of the Plan, Contributions shall be limited in a nondiscriminatory manner so that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

          (1) the Average Contribution Percentage for the preceding Plan Year of Eligible Participants who are Non-Highly Compensated Employees in such Plan Year multiplied by 1.25; or

          (2) the Average Contribution Percentage for the preceding Plan Year of Eligible Participants who are Non-Highly Compensated Employees in such Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          15.3 Definitions: For purposes of this Article, the following definitions shall apply:

          (1) Average Contribution Percentage shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group (calculated separately for each Eligible Participant in the group).

          (2) Average Deferral Percentage shall mean the average (expressed as a percentage) of the Deferral Percentages of the Eligible
     Participants in a group (calculated separately for each Eligible Participant in the group).

          (3) Contribution Percentage shall mean the ratio (expressed as a percentage) of the sum of the After-Tax Deposits and Company
     Contributions, determined as separate ratios, under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

          (4) Deferral Percentage shall mean the ratio (expressed as a percentage) of the sum of the Before-Tax Deposits under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year. A Before-Tax Deposit by a Participant will be taken into account for a Plan Year only if (i) the allocation of such Deposit is not contingent on participation in the Plan or the performance of services after the Plan Year, (ii) such Deposit is paid to the Trustee within 12 months after the end of the Plan Year, and (iii) such Deposit relates to Compensation that either would have been received by the Participant in the Plan Year, or that is attributable to services performed during the Plan Year and that would have been received within two and one-half months after the Plan Year, but for the election to defer.

          (5) Eligible Participant shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Deposits or Contributions allocated to his Account for the Plan Year. An Employee is eligible to make Deposits for purposes of determining his Deferral Percentage and Contribution Percentage even though he does not make Deposits because of the suspension of his Before-Tax Deposits under the terms of the Plan, because of an election not to participate, or because of the Code section 415 limitations contained in Sections 4.5 through 4.7 of the Plan.

          (6) Compensation shall mean (a) the total compensation for a Plan Year paid to an Employee by a Controlled Group Member as reported on Form W-2 to be filed with the Internal Revenue Service and (b) for Plan Years beginning after December 31, 1997, such total compensation plus the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125. The annual Compensation of an Employee taken into account for any purpose for any Plan Year shall be limited to $150,000, as adjusted in regulations prescribed by the Secretary of the Treasury.

          15.4 Special Rules: (1) For purposes of this Article, the Deferral Percentage and the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Deposits or have Deposits made on his behalf, or to receive contributions allocated to his account under two or more plans described in Code section 401(a) that are maintained by the Employer or a Controlled Group Member, shall be determined as if all such contributions were made under a single plan.

          (2)  In the event that this Plan satisfies the requirements of Code section 410(b) (other than for purposes of the average benefit percentage test) only if aggregated with one or more other plans, or is one or more other plans satisfy the requirements of Code section 410(b) (other than for purposes of the average benefit percentage test) only if aggregated with the Plan, then Section 15.1 shall be applied by determining the Deferral Percentages and the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

          (3) The determination and treatment of the Deferral Percentage and the Contribution Percentage of any Participant shall satisfy other requirements as may be prescribed by the Secretary of the Treasury.

          15.5 Multiple Use of Alternative Limitation: Multiple use of the alternative limitation of Section 15.1(2) and 15.2(2) will be limited in accordance with Section 1.401(m)-2(b) of the Treasury Regulations. If such limit on multiple use of the alternative limitation would be exceeded for any Plan Year, the excess will be treated as an excess aggregate contribution under Section 16.2, and the Contribution Percentage of all Highly Compensated Employees will be reduced (beginning with the highest Contribution Percentage as provided in Section 16.2) so that the limit is not exceeded.


             ARTICLE 16 - DISTRIBUTION OF EXCESS CONTRIBUTIONS AND
                        EXCESS AGGREGATE CONTRIBUTIONS

          16.1 Reduction of Excess Contributions: If, for any Plan Year beginning after December 31, 1996, the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 15.1, the dollar amount of excess contributions for each Highly Compensated Employee will be calculated in the manner described in Code section 401(k)(8)(B) and the regulations thereunder, and the aggregate dollar amount of the excess contributions for all Participants who are Highly Compensated Employees will be distributed on the basis of the dollar amount of Before-Tax Deposits for each such Participant (as hereinafter provided) until the aggregate amount of excess contributions has been distributed. The Before-Tax Deposits of the Highly Compensated Employee with the highest dollar amount of Before-Tax Deposits will be reduced first by the amount required to cause that Participant's Before-Tax Deposits to equal the dollar amount of the Before-Tax Deposits of the Highly Compensated Employee with the next highest dollar amount, and this process will be repeated until the total amount of excess contributions has been distributed. Upon distribution of the total excess Before-Tax Deposits in this manner, the Plan will be treated as satisfying the limitations of Section 15.1. Company Contributions made with respect to a Participant's excess Before-Tax Deposits will be forfeited and applied as provided in Section 7.2(3). All distributions under this Section will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year. The amount of excess Before-Tax Deposits distributed pursuant to this Section with respect to a Participant for the Plan Year will be reduced by any Before-Tax Deposits previously distributed to the Participant for the same Plan Year pursuant to Section 3.3(3).

          16.2 Reduction of Excess Aggregate Contributions: If, for any Plan Year beginning after December 31, 1996, the Average Contribution Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 15.2, the dollar amount of excess aggregate contributions for each Highly Compensated Employee will be calculated in the manner described in Code section 401(m)(6)(B) and the regulations thereunder, and the aggregate dollar amount of the excess aggregate contributions for all Participants who are Highly Compensated Employees will be forfeited (if forfeitable) or (if not forfeitable) will be distributed on the basis of the aggregate dollar amount of After-Tax Deposits and Company Contributions for each such Participant (as hereinafter provided) until the aggregate amount of excess contributions has been forfeited or distributed. The After-Tax Deposits and Company Contributions of the Highly Compensated Employee with the highest aggregate dollar amount of After-Tax Deposits and Company Contributions will be reduced pro rata first by the amount required to cause that Participant's After-Tax Deposits and Company Contributions to equal the dollar amount of the After-Tax Deposits and Company Contributions of the Highly Compensated Employee with the next highest dollar amount, and this process will be repeated until the total amount of excess contributions has been forfeited or distributed. Upon forfeiture or distribution of the total excess After-Tax Deposits and Company Contributions in this manner, the Plan will be treated as satisfying the limitations of Section 15.2. Company Contributions forfeited pursuant to this Section will be applied as provided in Section 7.2(3). All distributions under this Section will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.

          16.3 Determination of Income or Loss: All distributions under this Article will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year (but not for the period between the end of the Plan Year and the date of distribution). Income or loss allocable to amounts distributed under this Article will be determined under a reasonable method approved by the Plan Administrator. The method for allocating income will be consistently used for all Participants and for all corrective distributions under this Article for the Plan Year, and will be the method used by the Plan for allocating income and loss to Participants' Accounts.

          16.4 Timing of Distributions: All distributions under this Article will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year.


                      ARTICLE 17 - LOANS TO PARTICIPANTS

          17.1 Eligibility for Borrowing: A Participant (who is an Employee) may borrow from the Plan to the extent permitted and subject to the conditions set forth in this Article. A loan from the Plan shall be made to a former Participant whose employment with the Controlled Group has terminated only to the extent required to comply with the applicable provisions of ERISA and the Code. No loan to a Participant pursuant to this Article, or right or interest therein, shall be transferable or assignable by the Participant, nor shall any such loan be assumed by any person.

          17.2 Amount of Loans: (1) The maximum amount available for a Loan to a Participant when added to the outstanding balance of all other Loans to such Participant as of the Loan Valuation Date shall be the lesser of

          (a)  $50,000 reduced by the excess (if any) of

               (i) the highest outstanding balance of Loans to the Participant during the one-year period ending on the day before the Loan Valuation Date, less

               (ii) the outstanding balance of Loans to the Participant as of the Loan Valuation Date, or

          (b) 1/2 of the value of the Participant's Vested Interest on the Loan Valuation Date; provided, however, that in no event shall the amount of any Loan exceed the Participant's Account Balance as of the Valuation Date coinciding with or immediately preceding the date of disbursement of the Loan.

          (2) Except as otherwise determined by the Plan Administrator and subject to subsection (1) of this Section, no more than two Loans (only one of which may be a Home Loan) may be outstanding with respect to a Participant at any time, and no Loan shall be made to a Participant who is in default under a Loan.

          (3) Except as otherwise determined by the Plan Administrator, the minimum amount of any Loan shall be $500 and Loans shall be made in $100 increments.

          (4) No withdrawal under Section 7.7 may be made by a Participant as of his Loan Valuation Date.

          17.3 Interest Rate: The interest rate payable on any Loan shall be established by the Plan Administrator in accordance with the requirements of law and this Section and shall be communicated to Participants. Not less frequently than annually, the Plan Administrator shall review any rate so established and shall determine whether a new rate shall be substituted in lieu of the then effective rate. A rate established pursuant to this Section shall remain in effect until a new rate is established and communicated to Participants. The interest rate established under this Section that is in effect on the Loan Valuation Date of any Loan shall be applicable to such Loan and shall remain in effect during the term of the Loan.

          17.4 Term of Loan: (1) Except as otherwise determined by the Plan Administrator, a Home Loan shall be repaid prior to the expiration of the fifteen-year period beginning on the first day of the first calendar month following the Loan Valuation Date. Any Loan under the Plan, other than a Home Loan, shall be repaid on or before the end of the five-year period beginning on the first day of the first calendar month following the Loan Valuation Date.

          (2) Except as otherwise determined by the Plan Administrator, the minimum term of any Loan shall be one year.

          (3) Except to the extent required to comply with applicable provisions of ERISA or the Code, the outstanding balance of principal and accrued interest under any Loan shall become immediately due and payable as of the last day of the calendar month during which the Participant's employment with the Controlled Group is terminated for any reason, including death.

          (4) Notwithstanding the preceding provisions of this Section, the full amount of the outstanding principal balance of any Loan that has been outstanding for not less than such period as shall be established by the Plan Administrator may be prepaid without penalty, effective as of the first Valuation Date succeeding such prepayment.

          17.5 Disbursement and Security: (1) A Loan shall be evidenced by the promissory note of the borrowing Participant that shall be executed and delivered by the Participant on or before the date on which Loan proceeds are disbursed to him, shall be effective upon such disbursement and shall include, without limitation, an assignment of 1/2 of the value of the Participant's Vested Interest as of the Loan Valuation Date and the Participant's entire Outstanding Loan Balance (or, in either case, any lesser portion thereof) as security for such Loan and the Participant's consent to a reduction of the Participant's Account Balance in satisfaction of such security interest. Each Loan shall be secured by the Participant's pledge of his Account Balance and his outstanding Loan Balance to the extent assigned pursuant to the immediately preceding sentence.

          (2) In the event that a Participant has executed a promissory note and that prior to the date on which Loan proceeds are disbursed to him it is determined that the amount available for a Loan under Section 17.2 is less than the amount of such promissory note, the Participant shall be required to accept a Loan in the maximum lesser amount permitted under Section 17.2 and shall execute a revised promissory note in such amount.

          (3) Except as otherwise determined by the Plan Administrator, Loans shall be disbursed as soon as administratively feasible following the Loan Valuation Date.

          (4) An account denominated the "Outstanding Loan Balance" shall be established for each Participant with respect to whom a Loan is outstanding under the Plan. As of the Loan Valuation Date, an amount equal to the principal amount of the Loan shall be transferred from the Participant's Account to the Participant's Outstanding Loan Balance, reducing such Account in the following order: (i) Company Contributions, (ii) Before-Tax Deposits,
(iii) Rollover Contributions or Transfer Contributions (other than transfers from the ESOP), (iv) ESOP Account Balance relating to employer contributions on behalf of the Participant to the ESOP, (v) ESOP Account Balance relating to the Participant's deposits to the ESOP and (vi) After-Tax Deposits; and in each case, earnings thereon. The amount so transferred shall be invested solely in the promissory note evidencing the Loan made to the Participant. Amounts transferred from the Participant's Account in accordance with the preceding provisions of this Section shall be deducted on a pro rata basis from the Investment Options in which such amount is invested.

          17.6 Repayment of Loans: (1) Repayment of the principal and interest of any Loan under the Plan shall be made in substantially equal payments during the term of the Loan which shall be due upon the first pay date of the borrowing Participant beginning with the first such pay date occurring in the second month following the Loan Valuation Date of such Loan.

          (2) Payments and prepayments of principal shall reduce the balance in the Participant's Outstanding Loan Balance and such principal amounts and any interest paid thereon shall be credited to the Participant's Account and invested in the Investment Options in the proportion last elected by the Participant in accordance with Sections 5.3 and 5.4, crediting the Account in the inverse of the order set forth in Section 17.5(4).

          17.7 Defaults and Remedies: (1) Except as otherwise provided in this Section 17.7(l), in the event that a Participant fails to make any required payment under a Loan, such Participant shall be deemed to be in default on such Loan. A Loan that is in default shall become due and payable 90 days after the Participant terminates employment or, if the default occurs while the Participant is an Employee, 90 days after the date of the default. A Participant who is on an unpaid leave of absence shall be permitted to defer Loan payments until the earliest of
(i) termination of employment or expiration of the leave of absence, (ii) 12 months after the date of the leave of absence or (iii) the expiration of the maximum permissible term of the Loan (as set forth in Section 17.4(l)). A Participant who is on a leave of absence in Qualified Military Service (within the meaning of Section 2.5) shall be permitted to defer Loan payments until the Participant returns to employment with a Controlled Group Member after the expiration of the period of Qualified Military Service or, if earlier, until the Participant terminates employment. If a Participant who has been an unpaid leave of absence or in Qualified Military Service returns to active employment with a Controlled Group Member, Loan payments will resume and the amount of each remaining Loan payment will be recalculated to the extent necessary to amortize the amount of unpaid principal and interest over a period that does not exceed the maximum permissible term of the Loan.

          (2) The Plan Administrator, in its sole discretion, may take such action as it may deem appropriate to enforce payment of any Loan including, without limitation, the execution by the Plan upon its security interest in the Participant's Account Balance and Outstanding Loan Balance; provided, however, that the Plan shall not levy against the Account Balance of the Participant until such time that a distribution from the Account would otherwise be available under the Plan including, if applicable, withdrawal on account of a Hardship. If the entire balance and accrued interest on the Loan in default cannot be discharged as set forth in the preceding provisions of this Section, the remaining amount may be collected by the Plan Administrator using appropriate legal remedies and, until collected in full, shall be deducted from any subsequent withdrawals and distributions from the Plan. Nothing in this Section shall affect the right of the Plan Administrator to retain the security in any part of the Participant's Account Balance that is not available for withdrawal at the time that any other remedies are available to the Plan Administrator.

          17.8 Loan Rules: The Plan Administrator shall establish such rules consistent with the provisions of this Section as it may deem necessary or advisable to provide for the administration of Loans, including, without limitation, rules governing (a) the date on which Loans shall begin to be made under the Plan, (b) the manner and timing of repayments and prepayments; (c) the treatment of Loans and repayments, including the determination of the events of default, in the event of absence from employment by reason of leave of absence, lay-off or otherwise, (d) the form and content of the promissory note and any other documentation required in connection with Loans, (e) the timing of applications and notifications in connection with Loans, and (f) any matter as to which discretion is reserved to the Plan Administrator under this Section. Without limitation of the foregoing, the Plan Administrator may establish such rules and procedures, including the modification of the terms of any outstanding Loan, that may be deemed to be necessary or desirable to comply with any regulations governing employee loans under the provisions of ERISA or the Code, and by requesting a Loan hereunder each borrowing Participant agrees to execute such modified or superseding documents as may be required by the Plan Administrator pursuant to such rules or procedures.

          Executed at Dallas, Texas, this 31st day of December, 1997.

                                      CENTRAL AND SOUTH WEST CORPORATION


                                      By__________________________________
                                           E. R. Brooks, Chairman and
                                           Chief Executive Officer